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                                                                   Exhibit 10.38

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                     CREDIT SUISSE FIRST BOSTON (USA), INC.

                                   Sublandlord

                                       and

                       METROPOLITAN LIFE INSURANCE COMPANY

                                    Subtenant

                                    --------

                                    SUBLEASE

                                    --------

                         Dated: as of February 22, 2001

                     One Madison Avenue, New York, New York

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1 PREMISES, TERM, RENT ............................................    1

ARTICLE 2 ACCEPTANCE OF SUBLEASE PREMISES .................................    4

ARTICLE 4 SERVICES ........................................................    4

ARTICLE 5 OPERATING EXPENSES ..............................................   10

ARTICLE 6 TAXES ...........................................................   18

ARTICLE 7 REPAIRS .........................................................   23

ARTICLE 8 REQUIREMENTS OF LAW .............................................   25

ARTICLE 9 PROPERTY--LOSS, DAMAGE, REIMBURSEMENT ...........................   26

ARTICLE 10 ACCESS .........................................................   30

ARTICLE 11 RULES AND REGULATIONS ..........................................   31

ARTICLE 12 INABILITY TO PERFORM ...........................................   32

ARTICLE 13 ASSIGNMENT; SUBLETTING .........................................   32

ARTICLE 14 ALTERATIONS AND INSTALLMENTS ...................................   40

ARTICLE 15 DESTRUCTION--FIRE OR OTHER CAUSE ...............................   45

ARTICLE 16 CONDEMNATION ...................................................   47

ARTICLE 17 CONDITIONAL LIMITATIONS; SUBTENANT'S DEFAULTS; REMEDIES ........   49

ARTICLE 18 ELECTRIC .......................................................   52

ARTICLE 19 RENEWAL OPTIONS ................................................   54

ARTICLE 20 SUBTENANT'S RIGHT TO PERFORM SUBLANDLORD'S OBLIGATIONS .........   55

ARTICLE 21 HAZARDOUS MATERIAL .............................................   56

ARTICLE 22 INDEMNITY ......................................................   58

ARTICLE 23 NAME OF TOWER; SIGNAGE .........................................   59

ARTICLE 24 ROOF INSTALLATIONS .............................................   60

ARTICLE 25 INTENTIONALLY OMITTED ..........................................   63

ARTICLE 26 NOTICES ........................................................   63
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ARTICLE 27 BROKER .........................................................   63

ARTICLE 28 MECHANIC'S LIENS ...............................................   64

ARTICLE 28 MISCELLANEOUS ..................................................   64

ARTICLE 29 INCORPORATED TERMS .............................................   65


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                             INDEX OF DEFINED TERMS

ADA .......................................................................   25
Additional Rent ...........................................................    4
Alterations ...............................................................   40
Area Calculations -- South Building .......................................    1
Area Calculations -- Tower ................................................    1
Building ..................................................................    1
Building Systems ..........................................................   24
Business Associates .......................................................   33
Business Hours ............................................................    5
Claimed Abatement .........................................................    3
Common Areas ..............................................................   10
Cost Savings ..............................................................   11
CSFB ......................................................................   46
Cut-Off Date ..............................................................   17
Damage Date ...............................................................   45
Dedicated Elevators .......................................................    6
Default ...................................................................   49
Demised Premises ..........................................................    1
Executive Dedicated Elevators .............................................    6
Exercise Notice ...........................................................   55
Expenses ..................................................................    8
Extension Term ............................................................   54
Extension Terms ...........................................................   54
First Extension Term ......................................................   54
Interim Leaseback Space ...................................................    2
Leaseback Space ...........................................................    1
Long-Term Leaseback Space .................................................    2
Material Alteration .......................................................   40
Material Alterations ......................................................   40
MetLife Tower .............................................................   59
Minimum Rent ..............................................................    2
Monetary Default ..........................................................   49
Operating Expenses ........................................................   10
Operating Payment .........................................................   15
Operating Statement .......................................................   14
Operating Year ............................................................   14
Overlandlord ..............................................................    1
Overlease .................................................................    1
Partial Restoration .......................................................   48
Partially Untenantable ....................................................   32
Profit ....................................................................   35
Proposed Sublease Commencement Date .......................................   34
Proposed Sublet Term ......................................................   33
Recapture Offer Notice ....................................................   33
Records ...................................................................   17
Reminder Notice ...........................................................   55
Renewal Option Space ......................................................   55
Rent ......................................................................    4
Rent Concession Period ....................................................    3
Roof Installation .........................................................   60
Rules and Regulations .....................................................   31


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Second Alterations Request ................................................34,62
Second Extension Term .....................................................   54
Services ..................................................................    4
South Building ............................................................    1
Sublandlord ...............................................................    1
Sublandlord Extension Notice ..............................................   46
Sublandlord's Dedicated Elevator ..........................................    7
Sublease ..................................................................    1
Sublease Commencement Date ................................................    2
Sublease Expiration Date
Sublease Rent Commencement Date ...........................................    3
Sublease Term .............................................................    2
Subtenant .................................................................    1
Subtenant Extension Notice ................................................   46
Subtenant's Amenities Proportionate Share .................................   19
Subtenant's Plans .........................................................   40
Subtenant's Proportionate Share ...........................................   18
Subtenant's Successor .....................................................   33
Subtenant's Transaction Costs .............................................   36
Subtenant's Systems .......................................................   23
Tax Payment ...............................................................   19
Tax Statement .............................................................   19
Tax Year ..................................................................   18
Taxes .....................................................................   18
Third Extension Term ......................................................   54
Total Cost ................................................................   36
Total Income ..............................................................   36
Tower .....................................................................    1
Wholly Untenantable .......................................................   32


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                                    SUBLEASE
                                     BETWEEN
                           CREDIT SUISSE FIRST BOSTON
                            (USA), INC., SUBLANDLORD
                                       AND
                           METROPOLITAN LIFE INSURANCE
                               COMPANY, SUBTENANT

            This SUBLEASE (this "Sublease") made as of the 22nd day of February, 2001, by and between CREDIT SUISSE FIRST BOSTON (USA), INC., a Delaware corporation, having an office at Eleven Madison Avenue, New York, New York 100 10-3629 ("Sublandlord") and METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, having an office at One Madison Avenue, New York, New York 10010 ("Subtenant").

                               W I T N E S S E T H

            A. By lease dated of even date herewith (the "Overlease"), Subtenant, as landlord (sometimes hereinafter called "Overlandlord") leased to Sublandlord the entire land and building (collectively, the "Demised Premises") known as One Madison Avenue, New York, New York in accordance with the terms of the Overlease. The building located at One Madison Avenue is hereinafter called the "Building", and is composed of two portions defined in the Overlease as the "South Building" and the "Tower". A copy of the Overlease is annexed hereto as Exhibit "A".

            B. The Overlandlord, as Subtenant, desires to sublease back portions of the South Building and the Tower on terms and conditions contained in this Sublease.

            C. Any capitalized term not defined in this Sublease shall have the same meaning given to such term in the Overlease.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, it is hereby agreed as follows:

                                    ARTICLE 1

                              PREMISES, TERM, RENT

            Section 1.01 Subleased Premises; Term.

                  (a) Sublandlord hereby leases to Subtenant and Subtenant hereby hires from Sublandlord the following premises (collectively, the "Leaseback Space"):

                        (i) the entire eleventh (11th) floor (including the
                  exclusive use of the 11th floor setback as to which no portion of Rent shall be allocable) of the South Building and the entire lobby, the entire second (2nd) floor, and the entire tenth (10th) through and including the forty-first (41st) floors of the Tower, all as shown on the floor plans included in the HLW Report as "Area Calculations - South Building" and "Area Calculations - Tower," and

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                  the portion of concourse level B-2 of the Tower, depicted in the HLW Report by the color blue as the useable area and the portion of the South Building lobby shown hatched on the floor plan annexed hereto as Schedule A. The foregoing premises are called the "Long-Term Leaseback Space". Sublandlord and Subtenant hereby agree that for purposes of this Sublease, the Long-Term Leaseback Space shall be deemed to contain 270,670 rentable square feet. Annexed hereto as Schedule B is a list of the rentable square footages allocable to each floor or portion of a floor of the Long-Term Leaseback Space, and

                        (ii) the portions of the Demised Premises for which, as
                  of the Sublease Commencement Date, the Space Delivery Date shall not have occurred pursuant to the Overlease. The premises described in this clause (ii) are called the "Interim Leaseback Space." Sublandlord and Subtenant hereby agree that for purposes of this Sublease the Interim Leaseback Space shall be deemed to contain the rentable square footages allocable thereto from time to time, as shown on Schedules B-I and B-2 to the Overlease which list the rentable square footages allocable to each floor or portion of a floor of the Demised Premises.

                  (b) The term (the "Sublease Term") of this Sublease shall commence on January 1, 2002 (the "Sublease Commencement Date") and shall end on December 30, 2020 (the "Sublease Expiration Date") subject to Subtenant's renewal options set forth in Article 19 hereof. Notwithstanding the foregoing, the Sublease Term with respect to the Interim Leaseback Space shall end as portions of the Interim Leaseback Space are delivered to Sublandlord pursuant to and in accordance with Article 2 of the Overlease, and accordingly the Sublease Expiration Date with respect to each such portion of the Interim Leaseback Space shall occur on the day preceding the Space Delivery Date applicable to such portion.

            Section 1.02 Minimum Rent. Subject to Section 1.03 below, Subtenant shall pay "Minimum Rent" with respect only to the Long-Term Leaseback Space as follows (it being expressly agreed that no Minimum Rent shall be payable with respect to the Interim Leaseback Space).

                  (a) During the period commencing on the expiration of the Rent Concession Period, as defined in Section 1.03 hereof, and ending on the day preceding the fifth (5th) anniversary of the Net Rent Base Increase Date, an annual amount determined by the product of Forty and no/100 ($40.00) Dollars per annum multiplied by 270,670 rentable square feet, which is equal to Ten Million Eight Hundred Twenty-Six Thousand Eight Hundred and no/l00 Dollars ($10,826,800);

                  (b) During the period commencing on the fifth (5th) anniversary of the Net Rent Base Increase Date and ending on the day preceding the tenth (10th) anniversary of the Net Rent Base Increase Date, an annual amount determined by the product of Forty-Five and no/100 ($45.00) Dollars per annum multiplied by 270,670 rentable square feet, which is equal to Twelve Million One Hundred Eighty Thousand One Hundred Fifty and no/l00 Dollars ($12,180,150);


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                  (c) During the period commencing on the tenth (10th)
anniversary of the Net Rent Base Increase Date and ending on the day preceding the fifteenth (15th) anniversary of the Net Rent Base Increase Date, an annual amount determined by the product of Fifty and no/l00 ($50.00) Dollars per annum multiplied by 270,670 rentable square feet, which is equal to Thirteen Million Five Hundred Thirty-Three Thousand Five Hundred and no/l00 Dollars ($13,533,500); and

                  (d) During the period commencing on the fifteenth (15th) anniversary of the Net Rent Base Increase Date and ending on the Sublease Expiration Date, an annual amount determined by the product of Fifty-Five and no/100 ($55.00) Dollars per annum multiplied by 270,670 rentable square feet, which is equal to Fourteen Million Eight Hundred Eighty-Six Thousand Eight Hundred Fifty and no/100 Dollars ($14,886,850).

Payments of Minimum Rent shall be in equal monthly installments, in advance in lawful money of the United States of America, which shall be paid by check, subject to collection, and shall be paid to Sublandlord without notice or demand at the address indicated above or to such other person or at such other place as Sublandlord may designate in writing from time to time. At Sublandlord's or Subtenant's option such payments shall be made by wire transfer of immediately available Federal funds to such account as Sublandlord shall designate in writing to Subtenant from time to time. Provided that there is not then a Claimed Abatement (as defined below) in effect, Sublandlord shall, in satisfaction of Subtenant's obligation to pay Minimum Rent hereunder, on the first day of each month, credit the amount of Minimum Rent due from Subtenant hereunder for such month against the Sublandlord's concurrent obligation to pay Minimum Rent under the Overlease. In the event that Subtenant shall deliver to Sublandlord a written notice stating (x) that Subtenant is entitled to an abatement of Minimum Rent pursuant to this Sublease and referencing the Section of this Sublease pursuant to which Subtenant is claiming such abatement, (y) the amount of abatement (the "Claimed Abatement") to which Subtenant is claiming it is entitled and (z) the period during which such abatement is or will be in effect, Sublandlord shall credit against Sublandlord's obligation to pay Minimum Rent under the Overlease only that portion (if any) of the Minimum Rent payable by Subtenant hereunder in excess of the Claimed Abatement.

No payment by Subtenant or receipt by Sublandlord of a lesser amount than the Minimum Rent therein specified, nor any endorsement or statement on any check or letter accompanying such check shall be deemed an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice to Sublandlord's right to recover the balance of such Minimum Rent or pursue any other remedy in this Sublease provided. In the event Subtenant's obligation to pay Minimum Rent commences on a date other than the first day of a calendar month or ends on a date other than the last day of a calendar month, the same shall be pro-rated.

            Section 1.03 Rent Concession Period. The Subtenant shall not be obligated to pay Minimum Rent for the Long-Term Leaseback Space during the Rent Concession Period. The term "Rent Concession Period" shall mean the 150-day period that begins on the Sublease Commencement Date and ends one hundred forty-nine (149) days thereafter. Minimum Rent for the Long-Term Leaseback Space shall commence on the day after the expiration of the Rent Concession Period (the "Sublease Rent Commencement Date").

            Section 1.04 Additional Rent. All sums of money, costs, expenses, charges, interest, or fees of every kind or amount whatsoever, other than Minimum Rent, which Subtenant


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has assumed or agreed to pay to Sublandlord, or which otherwise may become due and payable by Subtenant, under this Sublease are hereinafter called "Additional Rent." Minimum Rent and Additional Rent are sometimes hereinafter collectively called "Rent."

            Section 1.05 Late Charge. If Subtenant shall fail to pay when due any installment or payment of Additional Rent or any portion thereof for a period of five (5) days after such installment or payment shall have become due, Subtenant shall pay interest thereon at a rate equal to the Interest Rate from the date when such installment or payment shall have become due to the date of the payment thereof, and such interest shall be deemed Additional Rent. The provisions of this Section 1 .05 are in addition to all other remedies available to Sublandlord for nonpayment of Additional Rent. In no event shall the provisions of this Section 1.05 be applicable to the payment or failure to pay any installment of Minimum Rent by Subtenant.

                                    ARTICLE 2

                         ACCEPTANCE OF SUBLEASE PREMISES

            Section 2.01 As is Condition. Subtenant is the current occupant of the Leaseback Space and is aware of the physical condition thereof, and agrees to take the same "as is," in its current condition and state of repair, with the understanding that there shall be no obligation on the part of Sublandlord to perform any work, supply any materials or incur any expense whatsoever in connection with the preparation of the Leaseback Space for Subtenant's occupancy thereof.

                                    ARTICLE 3

                                       USE

            Section 3.01 Use. Subtenant agrees that the Leaseback Space shall be occupied in accordance with Article 6 of the Overlease, including, without limitation, the rentable areas of the Tower located on the lobby level and/or the second (2nd) floor and/or the portion of the concourse level B-2 included in the Leaseback Space (which areas represent the space that may be used as retail space by Subtenant).

                                    ARTICLE 4

                                    SERVICES

            Section 4.01 Services. Sublandlord shall at all times operate and maintain the Building in accordance with the standards that are customarily followed in the operation and maintenance of First-Class Office Buildings and shall provide the specific facilities, utilities and services set forth in this
Article 4 (the "Services"). Subtenant and Subtenant's employees, agents and permitted guests shall have access to the Leaseback Space on a 24 hour per day basis, 365 days per year.

            Section 4.02 Cleaning. Subtenant, at its expense, shall contract directly with a company to provide cleaning services for the Leaseback Space in accordance with the standards of First-Class Office Buildings and Subtenant acknowledges that Subtenant is responsible, at


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

Subtenant's expense, for its own rubbish removal. Sublandlord shall provide an area in the loading dock for storage and pick-up of Subtenant's rubbish. Sublandlord shall provide cleaning services with respect to the loading docks, sidewalks, plazas and entryways adjoining the Building (including snow removal), and the common areas of the Building not exclusively servicing the Leaseback Space, all in accordance with the standards of First-Class Office Buildings. Sublandlord shall not be required or obligated to provide any cleaning services to the Leaseback Space or any floor on which Subtenant is the sole tenant or to any area that is exclusively used by, or is exclusively available to, Subtenant.

            Section 4.03 HVAC.

                  (a) Subject to Section 10.7 of the Overlease, Sublandlord shall furnish air conditioning, ventilation and heat (i) to the common areas of the Building, including without limitation the Building lobby to the extent that such areas would customarily be provided with such services and (ii) to the Leaseback Space, during the hours between 8:00 A.M. and 6:00 P.M. on Business Days (herein referred to as "Business Hours"), subject to all Legal Requirements and in accordance with the Drawings and Specifications for HVAC, which are attached hereto as Schedule C.

                  (b) Subtenant agrees to keep and cause to be kept closed all the windows in the Leaseback Space at all times, and Subtenant agrees to cooperate fully with Sublandlord and to abide by all the regulations and requirements which Sublandlord may reasonably adopt for the proper functioning and protection of the Building Systems.

                  (c) If Subtenant shall request any of the services required to be provided by Sublandlord to the Leaseback Space pursuant to this Section 4.03 on one or more floors of the Leaseback Space (other than the Mechanical Space) outside of Business Hours, Sublandlord shall furnish the same to the floor or floors in question upon advance notice from Subtenant, given prior to 3:00 P.M. on the day, Monday through Friday, on which such service is required, and given prior to 3:00 P.M. on the Friday before any Saturday or Sunday or on the last Business Day (but excluding Saturday) before any legal holiday on which service is required. Subtenant, in lieu of providing daily requests for overtime or above-standard service, may, at its option and from time to time, furnish Sublandlord with a standing order, which order shall stay in effect until Subtenant notifies Sublandlord in writing of any change to or revocation of such standing order, which notice of change or revocation must be given to Sublandlord prior to the required times provided in the preceding sentence of this Section 4.03(c). Notwithstanding anything to the contrary contained in this
Section 4.03(c), to the extent any Subtenant daily notice has not been given prior to the requisite times provided in this Section 4.03(c), Sublandlord shall, nevertheless, use its reasonable efforts to provide such service as timely as reasonably practical.

                  (d) Subtenant shall sign such service order forms or vouchers as Sublandlord shall require to monitor the request or bill for such services.

                  (e) If the heating, ventilating or conditioned air being delivered by Sublandlord to the Leaseback Space (other than the mechanical space) is capable of meeting the design conditions required under this Section 4.03, but the temperature, humidity, and/or supply air in the Leaseback Space (other than the mechanical space) does not meet such design conditions

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because (x) the design or configuration of the heating, ventilation and air-conditioning system designed to service the Leaseback Space was not adequately designed or configured, or (y) any arrangement of the Subtenant's partitioning or raised flooring interferes with the proper and efficient operation of the aforesaid heating, ventilation and air conditioning system, then Sublandlord shall not be responsible for deficiencies in meeting such design conditions or performance criteria.

                  (f) Subtenant shall be entitled to Subtenant's Proportionate Share of the 500 tons of condenser water in the Building and Sublandlord agrees to reserve Subtenant's Proportionate Share for the operation of Subtenant's supplemental air conditioning units servicing the Leaseback Space. Subtenant shall advise Sublandlord by no later than May 1, 2002 of the amount of condenser water Subtenant shall thereafter need for its supplemental condenser water requirements. Prior to the date that Subtenant advises Sublandlord of the amount of air conditioning required, Sublandlord shall reserve Subtenant's Proportionate Share of the condenser water. If Subtenant fails to advise Sublandlord of the amount of condenser water to reserve for Subtenant by May 1, 2002, Subtenant shall be deemed to reserve the Subtenant's Proportionate Share thereof. Subtenant shall pay Sublandlord's Expenses for the amount of condenser water reserved. whether or not actually used.

            Section 4.04 Elevators (a) Subtenant shall, at all times during Business Hours of Business Days, have direct access to and use of the Building freight elevators and the loading dock area on a first come, first served, equitable basis (recognizing that the loading dock must be available for both parties during Business Hours). Freight elevator service and use of the Building's loading dock shall also be provided to the Leaseback Space on a reserved basis at all other times.

                  (b) Sublandlord, at its expense, shall provide non-exclusive passenger elevator service to each floor of the Leaseback Space twenty-four (24) hours per day, seven (7) days per week, it being agreed that Sublandlord may reasonably reduce the number of elevator cars in operation at times other than during Business Hours.

                  (c) Sublandlord shall dedicate the two (2) passenger elevators in the South Building identified on Schedule D hereto for Subtenant's sole and exclusive use to the 11th floor and the 12th floor (the "Executive Dedicated Elevators"). Sublandlord shall program and reprogram the Executive Dedicated Elevators in accordance with Subtenant's reasonable requirements, at Subtenant's Expense. Further, Subtenant shall, at its sole cost and expense, be entitled to install, maintain, replace and use a key or card entry system to the Executive Dedicated Elevators provided Subtenant provides Sublandlord with a reasonable number of entry keys or cards, as the case may be. Sublandlord shall provide Subtenant with access from the parking area where Subtenant has a designated parking spot to the Executive Dedicated Elevators. In the event Subtenant is no longer subleasing any portion of the 11th floor, Sublandlord will not be required to provide the Executive Dedicated Elevators.

                  (d) Sublandlord shall dedicate five (5) of the six (6) passenger elevators servicing the Tower for Subtenant's sole and exclusive use (the "Dedicated Elevators") twenty-four (24) hours per day, seven (7) days per week. Sublandlord shall program and reprogram the Dedicated Elevators in accordance with Subtenant's reasonable requirements, at Subtenant's Expense. Further, Subtenant shall, at its sole cost and expense, be entitled to install, maintain, replace and use a key or card entry system to the Dedicated Elevators; provided Subtenant at all times furnishes Sublandlord with a reasonable number keys or cards, as the case may be. The sixth (6th) passenger elevator in the Tower, which is identified as the southeast elevator ("Sublandlord's Dedicated Elevator"), shall be designated for the sole and exclusive use of Sublandlord (twenty-four (24) hours per day, seven (7) days per week) and shall be programmed to service only the third (3rd) through the ninth (9th) floors of the Tower. Sublandlord shall access Sublandlord's Dedicated Elevator solely through the South Building. Sublandlord and Subtenant, during the course of the next ninety (90) days, shall discuss the responsibility for and coordinate the access, security, maintenance and general operations for both the Tower lobby and the South Building lobby (the "Lobby Security and Operations") and the allocation of costs therefor. The parties will amend this Sublease and the Shared Services Agreement to reflect their agreements with respect to the allocation of responsibility and costs for the Lobby Security and Operations. In the event that the parties are unable to come to an agreement with respect to responsibility for the Lobby Security Operations and the allocation of costs therefor within the ninety (90) day period provided for above, such dispute shall be resolved in accordance with Article 8 of the Shared Services Agreement. Notwithstanding anything to the contrary in the foregoing, during any Extension Term in which Subtenant shall not have extended the term of this Sublease for all of the 10th through 41St floors of the Tower and the 2nd floor of the Tower (unless such 2nd floor shall have been recaptured by Sublandlord pursuant to Article 13 hereof), all six of the passenger elevators servicing the Tower shall be for the non-exclusive use of all occupants of the Tower (and the exclusive use of the Dedicated Elevators and Sublandlord's Dedicated Elevator shall no longer be in effect).

                  (e) Sublandlord and Subtenant, during the next ninety (90) days from the date hereof, shall work together to determine, (i) whether it is feasible to allow Sublandlord to have access to the Tower lobby for Sublandlord's access to its demised premises in the Tower, (ii) the security measures to be implemented in the event Sublandlord may have access to the Tower lobby, and (iii) the allocation of the costs associated with Sublandlord's use of the Tower lobby and the security to be provided therein. In the event that Sublandlord and Subtenant shall not reach an agreement with respect to any one of the foregoing items, such disputed matter shall be resolved in accordance with the dispute mechanism set forth in Article 8 of the Shared Services Agreement.

            Section 4.05 Subject to the provisions of Article 12 hereof, Sublandlord reserves the right to stop services on the heating, ventilating and air-conditioning, elevator, plumbing, fire safety, life protection and electrical systems and any other system serving the Building when necessary, in the reasonable judgment of Sublandlord, for reason of accident or emergency or for repairs, alterations, replacements or improvements, provided that (except in case of accident or emergency), Sublandlord will give reasonable advance notice to Subtenant, if possible, of any such stoppage and, if ascertainable, its estimated duration, will reasonably cooperate with Subtenant, if possible, in scheduling any such stoppage, and will proceed diligently with the work necessary to resume such service as promptly as possible and in a manner so as to minimize interference with Subtenant's use and enjoyment of the Leaseback Space.

            Section 4.06 Sublandlord will, through vertical plumbing risers in the Building, supply Subtenant with (i) an adequate quantity of warm and cool water for (a) lavatory, cleaning and drinking purposes, and (b) pantry purposes, provided that there is no more than one (I) pantry per floor of the Leaseback Space consuming not more than three (3) gallons per minute per pantry, and such pantry consists of no more than a sink, a unit for brewing and dispensing coffee and a refrigerator, and that the same are used by Subtenant for standard pantry purposes in keeping with a First-Class Office Building and (ii) a quantity of water for Subtenant's sprinklers in the Leaseback Space which complies with Legal Requirements.

            Section 4.07 If Subtenant is permitted hereunder to and does have a separate area for the preparation or consumption of food in the Leaseback Space, Subtenant, at its expense, shall be responsible to arrange for the removal from the Building of any refuse or rubbish from such area and the cost of employing on a regular basis, a reputable exterminator to keep the Leaseback Space free from vermin.

            Section 4.08 Subject to the provisions of Section 4.01 hereof, Sublandlord will furnish security for the common areas of the Building, the procedures for which and type of security systems and personnel involved shall be subject to Sublandlord's reasonable judgment, it being understood and agreed that Sublandlord shall have no obligation to provide any security services or systems to the Leaseback Space or any floor on which Subtenant is the sole Subtenant or to any area or system that is exclusively used by, or is exclusively available to, Subtenant other than existing tap-in points to the Building's main vertical sprinkler riser and existing class "E" life-safety system on each floor of the Leaseback Space, at Subtenant's Expense. Subtenant shall have the right to provide security to the Tower lobby and to restrict access into the Tower lobby to only Subtenant's employees, agents and invitees. Subtenant, at Subtenant's Expense, shall be allowed to interface its electronic security and life safety systems with the Building's systems so that Subtenant will be able to trigger the Building's (i) security alarms through its security system (if the existing security system, as modified, is capable of handling the same), and (ii) life safety system alarms through its life safety system (if the existing life safety system, as modified, is capable of handling the same) provided that Subtenant's Systems (and the interfacing of the same with the Building's Systems) are compatible with, and do not materially adversely affect, the Building's Systems.

            Section 4.09 Sublandlord shall maintain and provide electric lighting service, air-conditioning and heating, as appropriate, for all common areas of the Building in the manner and to the extent appropriate for a First-Class Office Building.

            Section 4.10 Subtenant shall have the right to request that Sublandlord lock-out certain floors of the Leaseback Space from being serviced by the passenger and freight elevators and Sublandlord shall do so unless the same cannot be reasonably accomplished.

            Section 4.11 Subject to Section 10.7 of the Overlease, at all times Sublandlord shall provide and monitor a fire alarm system for the Building into which the smoke detectors, fire alarms, strobes, speakers, pull-stations and other related equipment installed by Subtenant and approved by Sublandlord within the Leaseback Space required by code compliance will be connected. Sublandlord's fire alarm contractor shall connect Subtenant's fire alarm devices and program the Building fire alarm system to accept the same (provided that the existing fire alarm system, as modified, is capable of handling the same). Subtenant shall pay all Expenses of such contractor's charges for that work.

            Section 4.12 Subtenant shall pay the Expenses to Sublandlord as Additional Rent, within thirty (30) days after Sublandlord's written demand therefor, for overtime or above standard Building services which Sublandlord supplies to Subtenant, at Subtenant's request, if any. and for the other items noted in this Article 4 as a Subtenant's Expense. The term "Expenses" shall mean the actual incremental cost and expense to the party in question of providing the item in question, which costs shall include the cost of labor and material to third parties, but shall not include any markup for any interest carry, depreciation, Sublandlord's internal charge or overhead charge or, in the case of Sublandlord, payments to the Building management agent for services which are part of its regular management duties (i.e., without additional cost to Sublandlord).

            Section 4.13 Sublandlord will, through the Building's steam risers make steam available to the Leaseback Space for humidification, air handling and kitchen use purposes. Subtenant may obtain such steam by tapping into the Building's steam risers, at Subtenant's sole cost and expense, in locations to be reasonably designated by Sublandlord. Subtenant shall pay for the cost of the steam consumed by Subtenant, as measured by submeter(s) to be installed by Subtenant at its sole cost and expense, at the rate Sublandlord pays for such steam, together with Sublandlord's actual costs of causing the submeter(s) to be read. Prior to Subtenant's use of the Building's steam, Subtenant shall install a submeter to measure the steam consumed by Subtenant.

            Section 4.14 Subtenant may obtain gas for use in the Leaseback Space directly from the public utility company servicing the Building, and will pay for the cost of such service directly to such public utility company. Subtenant shall tap into the Building's gas lines to obtain gas for the Leaseback Space only in those locations reasonably designated by Sublandlord.

            Section 4.15 Subtenant shall have a non-exclusive right of direct access (as reasonably specified by Sublandlord), at all times, through the B-i concourse level between the Tower and the freight elevators in the South Building. Subtenant shall have the right to use the ramp on the B-i concourse level in connection with its use of the freight elevators.

            Section 4.16 Upon request by Subtenant, Sublandlord will use reasonable efforts to provide to Subtenant a reasonable amount of area in the Mechanical Space of the South Building. Subtenant shall be entitled to Subtenant's Proportionate Share of the Mechanical Space of the Tower for Subtenant's equipment and machinery. Subtenant shall have a right of access to the aforesaid mechanical spaces to install, service and maintain Subtenant's equipment and machinery. Subtenant's right of access shall be subject to such reasonable rules and regulations as Sublandlord shall reasonably adopt, in writing, and provided Subtenant is given reasonable notice thereof.

            Section 4.17 Sublandlord shall reserve, for Subtenant's sole and exclusive use, one (1) parking space in the loading dock area. Use of the parking space shall be a personal right of MetLife (as defined in the Overlease) which may not be transferred to any other assignee of MetLife and shall continue only so long as MetLife is an occupant of the Building.

            Section 4.18 Sublandlord shall provide access through the entrance from the Tower lobby into the South Building lobby for access by Subtenant's employees, agents and invitees to the 11th Floor, and the Common Facilities (as defined in the Shared Services Agreement). The foregoing right shall be personal to MetLife and shall continue only for so long as MetLife continues to be an occupant of the Building.

            Section 4.19 Sublandlord shall permit Subtenant to use the wheelchair accessible Madison Avenue entrance of the South Building for access to the Tower lobby.

            Section 4.20 The shaftways in the Tower and the South Building shall be reasonably apportioned between Sublandlord and Subtenant.

            Section 4.21 Subtenant shall have the right to install automated teller machines operated by Subtenant in the Leaseback Space.

            Section 4.22 Subtenant shall be permitted to use the fire stairwells between the floors of the Leaseback Space subject to Legal Requirements.

                                    ARTICLE 5

                               OPERATING EXPENSES

            Section 5.01 For the purposes of this Article 5:

                  (a) The term "Operating Expenses" shall mean all expenses of each and every type and nature, foreseen and unforeseen, ordinary and extraordinary paid or incurred (without duplication of an included item) by Sublandlord in respect of the operation, repair, safety, management, security and maintenance (including deferred maintenance) of the Demised Premises which are necessary or appropriate for the operation of the Building as a First-Class Office Building, but specifically excluding (or deducting as appropriate) expenses incurred in connection with or arising from:

                        (i) Sublandlord's operation of the Building at a higher
                  standard than that being provided to Sublandlord on the date of this Sublease pursuant to that certain Agreement of Lease dated September 10, 1997 between Subtenant, as landlord, and Credit Suisse First Boston Corporation, as tenant, for the 13th floor at 11 Madison Avenue, New York, New York;

                        (ii) Any lobby area of the Building (other than the cost
                  of providing air conditioning, ventilation and heat thereto);

                        (iii) Taxes;

                        (iv) Janitorial and cleaning services with respect to
                  any lobby area, any Mechanical Space, roof space or any other space dedicated to Sublandlord as tenant under the Overlease or to Subtenant hereunder, or any area of the Building denoted as leaseable space in the HLW Report;

                        (v) Fees paid or payable for managing and/or operating
                  the Building in excess of the amount customarily charged by highly reputable managing and/or operating firms providing such services in First-Class Office Buildings;

                        (vi) Providing electricity to any Mechanical Space, roof
                  space or any other space dedicated to Sublandlord as tenant under the Overlease or to Subtenant hereunder or to any area of the Building denoted as leaseable space in the HLW Report;

                        (vii) The Bridge and the Tunnel;

                        (viii) Any Alteration which is a Reimbursable
                  Replacement or Reimbursable Structural Work under the
                  Overlease;

                        (ix) The portion of any Reimbursable Legal Requirement
                  Alteration which is reimburseable under Section 9.5 of the Overlease;

                        (x) Any Reimbursable Legal Requirement Alteration which
                  pertains to a Legal Requirement which affects only leaseable space other than the Leaseback Space;

                        (xi) Any Voluntary Alteration made by Sublandlord unless
                  such Voluntary Alteration results in a savings of, or reduction in, Operating Expenses ("Cost Savings"); provided, however, (i) the costs of such Voluntary Alteration shall only be included in Operating Expenses in any Operating Year to the extent of the annual amortization thereon calculated on a straight-line basis over the useful life of such capital improvement (as reasonably determined in accordance with generally accepted accounting principles), together with interest thereon at the Interest Rate and (ii) in no event shall there in included in Operating Expenses for any Operating Year an amount greater than the amount by which Operating Expenses are reduced in such Operating Year due to such Voluntary Alteration;

                        (xii) Any other capital improvement or replacement not
                  described in clauses (viii) through (xi) above made by Sublandlord unless such capital improvement is (A) required by a Legal Requirement other than a Legal Requirement which affects only leaseable space other than the Leaseback Space; provided, however, the costs of such capital improvement shall only be included in Operating Expenses in any Operating Year to the extent of the annual amortization thereon calculated on a straight-line basis over the useful life of such capital improvement (as reasonably determined in accordance with generally accepted accounting principles), together with interest thereon at the Interest Rate, or (B) results in a Cost Savings in Operating Expenses; provided, however, (i) the costs of such capital improvement shall only be included in Operating Expenses in any Operating Year to the extent of the annual amortization thereon calculated on a straight-line basis over the useful life of such capital improvement (as reasonably determined in accordance with generally accepted accounting principles), together with interest thereon at the Interest Rate and (ii) in no event shall there in included in Operating Expenses for any Operating Year an amount greater than the amount by which Operating Expenses are reduced in such Operating Year due to such capital improvement;

                        (xiii) Any repairs (whether or not pursuant to Legal
                  Requirements) made solely for the benefit of leaseable space other than the Leaseback Space;

                        (xiv) Any machinery, equipment or tools used (A) solely
                  within, or solely for the benefit of leaseable areas (other than the Leaseback Space) or (B) in connection with any Alteration or other capital improvement or replacement which is excluded from Operating Expenses;

                        (xv) Premiums for any insurance carried by Sublandlord
                  other than (A) the insurance specified in Sections 7.1(a),
                  (b), (c), (d), (e), (f), (g) and (i) of the Overlease and (B) the insurance specified in Section 7.1(h) of the Overlease to the extent that such insurance relates to an Alteration which is not excluded from Operating Expenses pursuant hereto;

                        (xvi) Professional and consulting fees, including legal
                  and accounting fees, not directly related to the operation of the Demised Premises;

                        (xvii) Computer time, telephone, bookkeeping and other
                  expenses not directly related to the operation of the Demised Premises;

                        (xviii) Security in any lobby area of the Building or
                  within any leaseable space;

                        (xix) Leasing or procuring subtenants for the Building,
                  including leasing commissions and advertising expenses, and all legal, accounting and consultants, fees, disbursements and expenses incurred in disputes with subtenants or enforcement of subleases or entering into subleases or preparing space for any subtenant;

                        (xx) Any items which are reimbursable to Sublandlord by
                  insurance, warranties or otherwise other than pursuant to operating expense clauses similar to this Article 5;

                        (xxi) Charges for which Sublandlord is entitled to
                  reimbursement from Overlandlord or any subtenant, including services rendered or performed directly for the account of subtenants at such subtenants' cost or for which a separate charge is made (other than pursuant to operating expense clauses similar to this Article 5);

                        (xxii) Depreciation (provided, however, that such
                  exclusion of depreciation shall not affect the inclusion in Operating Expenses of the amortized items required to be amortized pursuant to the provisions of clauses (xi) and (xii) of this Section 5.01(a));

                        (xxiii) Any debt incurred by Sublandlord, including,
                  without limitation, installments of principal and interest and any other sum due and payable under any mortgage (provided that the foregoing shall not exclude the costs of performing any obligations under such mortgage if such costs are not otherwise excluded under this Section 5.01), and any expenses incurred in connection therewith;

                        (xxiv) Rent and other charges due and payable under the
                  Overlease (provided that the foregoing shall not exclude the costs of performing any obligations under the Overlease if such costs are not otherwise excluded under this Section 5.01);

                        (xxv) Any service or facility which is included in the
                  Shared Services Agreement;

                        (xxvi) Any repair or restoration required under Articles
                  15 and 16 of this Sublease;

                        (xxvii) The portion of any costs paid to a party related
                  to Sublandlord and included in Operating Expenses which is in excess of the amount which would have been paid in the absence of such relationship;

                        (xxviii) The costs of acquiring, maintaining, displaying
                  and insuring all sculptures, paintings and other works of art in the Building (other than the costs of maintaining and insuring the Works of Art);

                        (xxix) Lease payments for rented equipment, the cost of
                  which equipment if purchased would not be includable in Operating Expenses;

                        (xxx) Income, franchise, capital stock, transfer,
                  inheritance, estate or gift taxes of Sublandlord;

                        (xxxi) Investigation, removal, enclosure or
                  encapsulation of asbestos or other Hazardous Material;

                        (xxxii) All employee wages, salaries and other labor
                  costs for personnel above the grade of building manager and the portion of employee wages, salaries and other labor costs attributable to time not spent in connection with the Building or for items excludable from Operating Expenses (it being agreed that items such as vacation time, sick days and such other time off included in other labor costs shall not be deemed to be "time not spent in connection with the Building" but shall be apportioned in the same manner as wages and salaries);

                        (xxxiii) The gross negligence, willful misconduct or
                  other tortious conduct of Sublandlord or any of Sublandlord's subtenants (other than Subtenant and any person (other than Sublandlord) rightfully claiming by, through or under Subtenant in its capacity as subtenant under this Sublease);

                        (xxxiv) Fines or penalties, interest or late fees
                  imposed upon Sublandlord;

                        (xxxv) Advertising and other promotional expenditures or
                  any signage installed by Sublandlord in or on the Building;

                        (xxxvi) Sublandlord's Roof Installations;

                        (xxxvii) Any amounts Sublandlord is required to pay
                  pursuant to any indemnity provision of the Overlease;

                        (xxxviii) The contest of any Legal Requirement if such
                  Legal Requirement applies solely to leaseable space other than the Leaseback Space;

                        (xxxix) Any special events (e.g., receptions, concerts);

                        (xl) Any violation by Sublandlord or any of
                  Sublandlord's subtenants (other than Subtenant and any person (other than Sublandlord) rightfully claiming by, through or under Subtenant in its capacity as subtenant under this Sublease) of any other sublease of space in the Building (provided that the foregoing shall not exclude the costs incurred by Sublandlord in performing any of Sublandlord's obligations (such as repairs) under such sublease if such costs are not otherwise excluded under this Section 5.01);

                        (xli) Sublandlord's general corporate overhead and
                  general and administrative expenses;

                        (xlii) All charitable or political contributions (other
                  than any reasonable fees, dues and other contributions paid by or on behalf of Sublandlord to real estate organizations such as the Real Estate Board of New York and BOMA (and their successors) to the extent generally that landlords of First-Class Office Buildings are members thereof or make contributions thereto);

                        (xliii) The cost of installing, operating and
                  maintaining any specialty service, such as an observatory, broadcasting facilities, luncheon club, athletic or recreational club;

                        (xliv) The incremental additional cost of providing
                  services to another occupant of the Building in excess of the services which Sublandlord is obligated to provide to Subtenant under this Sublease at Sublandlord's expense; and

                        (xlv) Any takeover lease obligations or lease or
                  sublease obligations assumed by Sublandlord.

                  (b) The term "Operating Year" shall mean the calendar year in which the Sublease Commencement Date occurs and each succeeding calendar year thereafter.

                  (c) The term "Operating Statement" shall mean a written statement prepared by Sublandlord or its agent, setting forth Sublandlord's computation of the sum payable by Subtenant under this Article 5 for a specified Operating Year.

                  (d) In determining the amount of Operating Expenses for any Operating Year, if less than all of the Building leasable area shall have been occupied by Sublandlord and/or subtenant(s) (including Subtenant) at any time during any such Operating Year, Operating Expenses shall be determined for such Operating Year to be an amount equal to the like expenses which would normally be expected to be incurred had all such areas (to the extent of ninety-eight percent (98%) of the leasable area of the Building, excluding all Mechanical Space and areas used to provide the services described in the Shared Services Agreement) been occupied throughout such Operating Year.

            Section 5.02 Subtenant shall pay to Sublandlord Subtenant's Lobby Share (as defined below) of the reasonable costs and expenses incurred by Sublandlord in connection with providing cleaning and janitorial services to, and security for, the South Building lobby. "Subtenant's Lobby Share" shall mean
(i) for so long as Subtenant is using the services provided under the Shared Services Agreement, an amount equal to Subtenant's Proportionate Share (as defined in Section 6.01(c)) of the reasonable costs and expenses incurred by Sublandlord in connection with providing cleaning and janitorial services to, and security for, the South Building lobby, and (ii) in the event that Subtenant is no longer using any of the services provided under the Shared Services Agreement, an amount equal to the product of(A) the reasonable costs and expenses incurred by Sublandlord in connection with providing cleaning and janitorial services to, and security for, the South Building lobby, multiplied by (B) a fraction, the numerator of which is the leaseable square footage then leased by Subtenant (and Subtenant's sub-subtenants) in the South Building and the denominator of which is the aggregate leaseable square footage in the South Building.

            Section 5.03 For each Operating Year, Subtenant shall pay to Sublandlord as Additional Rent, an amount (herein called the "Operating Payment") equal to the sum of Subtenant's Lobby Share plus Subtenant's Proportionate Share (or Subtenant's Amenities Proportionate Share, if applicable) of the Operating Expenses for such Operating Year. Subtenant's Lobby Share and Subtenant's Proportionate Share (or Subtenant's Amenities Proportionate Share, if applicable) of Operating Expenses shall be determined and, where necessary, redetermined each time a portion of the Interim Leaseback Space is delivered to Sublandlord in accordance with the provisions of the Overlease. If Subtenant's Proportionate Share (or Subtenant's Amenities Proportionate Share, if applicable) for an applicable Operating Year is so determined or redetermined in a particular Operating Year, Subtenant's Operating Payment for that Operating Year shall be adjusted accordingly to reflect the applicable determination or redetermination of Subtenant's Proportionate Share (or Subtenant's Amenities Proportionate Share, if applicable).

            Section 5.04 Sublandlord shall furnish to Subtenant, prior to the commencement of each Operating Year (except for the first Operating Year, which will be furnished as soon as Sublandlord has been able to determine the same), a written statement setting forth in reasonable detail Sublandlord's reasonable estimate of the Operating Payment for such Operating Year, based upon the method set forth in Section 5.03 for computing the Operating Payment. Commencing on the Sublease Commencement Date, Subtenant shall pay to Sublandlord on the first day of each month during such Operating Year an amount equal to one-twelfth (1/12th) of Sublandlord's reasonable estimate of the Operating Payment for such Operating Year (or the amount necessary to pay the estimate in full in equal monthly installments prior to the expiration of the then Operating Year). If, however, Sublandlord shall furnish any such estimate for an Operating Year subsequent to the thirtieth (30th) day prior to the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Subtenant. Subtenant shall pay to Sublandlord on the first day of each month an amount equal to the monthly sum payable by' Subtenant to Sublandlord under this Section 5.04 in respect of the last month of the preceding Operating Year; (b) promptly after such estimate is furnished to Subtenant, Sublandlord shall give notice to Subtenant stating whether the installments of the Operating Payment previously made for the Operating Year were greater or less than the installments of the Operating Payment to be made for such Operating Year in accordance with such estimate, and (i) if there shall be a deficiency. Subtenant shall pay the amount thereof within thirty (30) days after demand therefor, and (ii) if there shall have been an overpayment, Sublandlord shall, within thirty (30) days of providing Subtenant with such estimate, at Subtenant's election either refund to Subtenant the amount thereof or permit Subtenant to credit the amount thereof against the Rent payable hereunder; and (c) on the first day of the month commencing at least thirty (30) days subsequent to date on which such estimate is furnished to Subtenant, and monthly thereafter throughout the remainder of such Operating Year, Subtenant shall pay to Sublandlord an amount equal to one-twelfth (1/12th) of the Operating Payment shown on such estimate. Sublandlord may, not more than twice during each Operating Year, furnish to Subtenant a revised statement of Sublandlord's estimate of the Operating Payment for such Operating Year, based upon the method set forth in Section 5.03 for computing the Operating Payment; and in such case, the Operating Payment for such Operating Year shall be adjusted and paid or refunded, as the case may be, substantially in the same manner as provided in the preceding sentence.

            Section 5.05 Within one hundred twenty (120) days after the end of each Operating Year, Sublandlord shall furnish to Subtenant an Operating Statement for such Operating Year, based on the method set forth in Section 5.03 for computing the Operating Payment and certified by a reputable independent certified public accountant selected by Sublandlord. and reasonably approved by Subtenant setting forth in reasonable detail the actual Operating Expenses incurred by Sublandlord during such Operating Year. If the Operating Statement shall show that the sums paid by Subtenant under Section 5.04 exceeded the Operating Payment to be paid by Subtenant for such Operating Year, Sublandlord shall promptly at Subtenant's election either refund to Subtenant the amount of such excess or permit Subtenant to credit the amount of such excess against subsequent payments of Rent or Additional Rent payable under this Sublease; and if the Operating Statement for such Operating Year shall show that the sums so paid by Subtenant were less than the Operating Payment to be paid by Subtenant for such Operating Year, Subtenant shall pay the amount of such deficiency within thirty (30) days after demand therefor. If the Operating Statements shall show that the estimated sums theretofore estimated by Sublandlord and paid by Subtenant for such operating Year exceeded the Operating Payment for such Operating Year by more than ten (10%) percent, Sublandlord shall pay to Subtenant interest on the excess over ten (10%) percent at the Interest Rate from the end of the applicable Operating Year to which the overpayment relates to the date such overpayment is refunded or credited; provided, if Sublandlord's estimate of the Operating Payment was based on Subtenant's Proportionate Share (or Subtenant's Amenities Proportionate Share, if applicable) at the time such estimate was prepared (taking into account any Outside Date for delivery of Interim Leaseback Space occurring during such Operating Year) and Subtenant thereafter delivered Interim Leaseback Space to Sublandlord prior to the applicable Outside Date thereof, Sublandlord shall not be required to pay interest on any excess relating to the reduction in Subtenant's Proportionate Share (or Subtenant's Amenities Proportionate Share, if applicable) as a result of such delivery.

            Section 5.06 Each Operating Statement given by Sublandlord pursuant to Section 5.05 shall be conclusive and binding upon Subtenant (i) unless within three (3) months after the receipt of the Operating Statement for the succeeding Operating Year, Subtenant shall notify Sublandlord that it disputes the correctness of the Operating Statement specifying the particular respects in which the Operating Statement is claimed to be incorrect, and (ii) if such disputes shall not have been settled by agreement within three (3) months after such notice of dispute, either party may submit the dispute to arbitration in accordance with the provisions of Article 21 of the Overlease. Pending the determination of such dispute by agreement or arbitration as aforesaid, Subtenant shall within thirty (30) days after the receipt of such Operating Statement pay Additional Rent in accordance with Sublandlord's statement, without prejudice to Subtenant's position. If the dispute shall be determined in Subtenant's favor, Sublandlord shall forthwith pay to Subtenant the amount of Subtenant's overpayment resulting from compliance with Sublandlord's Operating Statement and interest, if applicable, in accordance with Section 5.05 hereof.

            Section 5.07 If an Operating Year commences before the Sublease Rent Commencement Date or ends after the expiration or termination of this Sublease, the Additional Rent in respect thereof payable under this Article shall be appropriately prorated.

            Section 5.08 The failure of Sublandlord to render an Operating Statement for any Operating Year shall not prejudice Sublandlord's right, or relieve Sublandlord of the obligation, to thereafter render such Operating Statement or relieve or release Subtenant from any obligation to pay Subtenant's Proportionate Share (or Subtenant's Amenities Proportionate Share, if applicable) of Operating Expenses for any Operating Year, but, if Sublandlord shall fail to render an Operating Statement for any year by June 30 of the succeeding calendar year, Subtenant may cease to pay, until such Operating Statement is rendered, estimated installments of Subtenant's Operating Payment. Further, Sublandlord shall be precluded from adjusting any Operating Statement to increase the costs included within Subtenant's Proportionate Share (or Subtenant's Amenities Proportionate Share, if applicable) of Operating Expenses subsequent to the date (the "Cut-Off Date") that is thirty-six (36) months subsequent to the expiration of the Operating Year to which the applicable Operating Statement relates, but nothing shall preclude or prevent Sublandlord from furnishing Subtenant with corrections or adjustments to any Operating Statement for any applicable Operating Year prior to the applicable Cut-Off Date.

            Section 5.09 Subtenant, upon reasonable notice, may (but only with its authorized employees or with a firm of reputable independent certified public accountants selected by Subtenant) elect to examine such of Sublandlord's books and records with respect to the applicable Operating Statement (collectively, "Records") as are directly relevant to any disputed amount included in the Operating Statement in question. In making such examination, Subtenant shall, and shall cause its officers, employees and accountants to, keep confidential any and all information contained in the Records.

            Section 5.10 The provisions of this Article 5 shall survive the expiration or earlier termination of this Sublease as to all Additional Rent due Sublandlord or credit owed Subtenant accruing on or before the date of such expiration or termination, including all disputed items as well as the Additional Rent due for the last Operating Year, or portion thereof, falling within the Sublease Term. Within one hundred fifty (150) days following such expiration or earlier termination, Sublandlord shall render to Subtenant a preliminary uncertified Operating Statement, and Sublandlord and Subtenant shall, subject to year-end adjustments, preliminarily adjust the amount due Sublandlord or Subtenant, as the case may be, for such last year or portion thereof, subject to year-end adjustments, and the party owing any portion of the same to the other shall promptly pay the same. Sublandlord shall issue a final Operating Statement for such last year or portion thereof on or before April 30 of the succeeding calendar year, and all amounts due Sublandlord or Subtenant based thereon shall be adjusted between the parties.

                                    ARTICLE 6

                                      TAXES

            Section 6.01 For the purposes of this Article 6 and other provisions of this Sublease:

                  (a) The term "Taxes" shall mean (i) all Impositions paid by Sublandlord under the Overlease, specifically excluding therefrom any Impositions relating to: (A) such franchises, licenses and permits as may pertain to Sublandlord's use (as opposed to franchises. licenses and permits needed generally to occupy any leasable space)of any leaseable space in the Demised Premises (other than the Long-Term Leaseback Space), (B) the Overlease, and (C) the Bridge and the Tunnel; and (ii) any expenses incurred by Sublandlord in contesting any Impositions (other than any security deposited by Sublandlord with Overlandlord (as opposed to actually applied by Overlandlord) pursuant to
Section 5.3 of the Overlease). Anything contained herein to the contrary notwithstanding, Taxes shall not be deemed to include (I) any income taxes, franchise taxes, estate, succession, inheritance or transfer taxes or any similar taxes payable by Sublandlord. unless such taxes are levied, assessed or imposed in lieu of, or as a substitute for, or (if then generally included in the determination of real estate taxes by owners of First-Class Office Buildings) additions to, the whole or any part of the taxes, levies, assessments or impositions which now constitute Impositions; (2) any interest, late fees or penalties imposed on Sublandlord for late payment of any Impositions (provided that Subtenant has made its corresponding Tax Payment, if any, hereunder in the time period required hereunder); and (3) any Impositions relating to Sublandlord's failure to comply with the provisions of Sections 5.4(c) and 9.6 of the Overlease.

                  (b) The term "Tax Year" shall mean the fiscal tax year for which Impositions are levied by the City of New York, which, on the date hereof, assesses real property tax on a fiscal year basis commencing on July 1 of each calendar year and the following June 30.

                  (c) The term "Subtenant's Proportionate Share" shall mean the quotient (expressed as a percentage) obtained by (x) dividing the number of rentable square feet in the Leaseback Space then demised to Subtenant hereunder as set forth in Schedule I hereof by (y) 1,443,908. Notwithstanding the foregoing for any period during which Subtenant is utilizing the Cafeteria and/or the Fitness Center (as defined in the Shared Services Agreement), (i) if Subtenant is utilizing the Cafeteria and the Fitness Center under the Shared Services Agreement, then for purposes of calculating Subtenant's Proportionate Share under this Section 6.01(c), the denominator shall be 1,401,805 (1,443,908 minus 33,143 minus 8,960); (ii) if Subtenant is utilizing only the Cafeteria (and not the Fitness Center) under the Shared Services Agreement, then for purposes of calculating Subtenant's Proportionate Share under this Section 6.0 1(c), the denominator shall be 1,410,765 (1,443,908 minus 33,143); and (iii) if Subtenant is utilizing the Fitness Center (and not the Cafeteria) under the Shared Services Agreement, then for the purposes of calculating Subtenant's Proportionate Share under this Section 6.01(c), the denominator shall be 1,434,948 (1,443.908 minus 8,960) (the applicable Subtenant's Proportionate Share calculated pursuant to the foregoing clauses
(i), (ii) or (iii) being hereinafter referred to as the "Subtenant's Amenities Proportionate Share"). Subtenant's Proportionate Share (or Subtenant's Amenities Proportionate Share, if applicable) of Taxes shall be determined and, where necessary, redetermined each time a portion of the Interim Leaseback Space is delivered to Sublandlord in accordance with the provisions of the Overlease. In the event of a casualty to or partial condemnation of the Building, Subtenant's Proportionate Share (or Subtenant's Amenities Proportionate Share, if applicable) shall also be redetermined if. after completion of Restoration of the Building, the rentable square footage of the Building (calculated in the same mariner as rentable square foot is calculated in the HLW Report) is greater or less than 1,443,908. If Subtenant's Proportionate Share (or Subtenant's Amenities Proportionate Share, if applicable) for an applicable Tax Year is so determined or redetermined in a particular Tax Year, Subtenant's Tax Payment for that Tax Year shall be adjusted accordingly to reflect the applicable determination or redetermination of Subtenant's Proportionate Share (or Subtenant's Amenities Proportionate Share, if applicable).

                  (c) The term "Tax Statement" shall mean a written statement prepared by Sublandlord or its agent, setting forth Sublandlord's computation of the sum payable by Subtenant under this Article 6 for a specified Tax Year.

            Section 6.02 Subtenant agrees to pay to Sublandlord, as Additional Rent, for each Tax Year occurring wholly or in part during the period commencing on the Sublease Commencement Date and ending on the Sublease Expiration Date, an amount (herein called "Tax Payment") equal to Subtenant's Proportionate Share (or Subtenant's Amenities Proportionate Share. if applicable) of the Taxes for such Tax Year. At least thirty (30) days prior to the due date of the payment of Impositions to the taxing authority, Sublandlord shall render to Subtenant a Tax Statement or Statements showing the amount of the Tax Payment, which Tax Statement shall be accompanied by a copy of the real estate tax bill (if theretofore received by Sublandlord). Subtenant shall pay to Sublandlord, in two
(2) equal installments, in advance, on June 1st and December 1st of each year, the Tax Payment shown in such Tax Statement; provided, however, that if Sublandlord shall render any Tax Statement less than thirty (30) days prior to the date on which an installment of the Tax Payment is due, than such payment shall be due thirty (30) days after the date on which Sublandlord shall have delivered such Tax Statement. If Impositions are required to be paid on any other date or dates than as presently required by the governmental authority imposing the same, then the due date of the installments of the Tax Payment shall be correspondingly accelerated or revised so that the Tax Payment (or the two (2) installments thereof) is due thirty (30) days prior to the date the corresponding payment is due to the governmental authority. If the Tax Year established by the applicable governmental authority shall be changed, any Taxes for the Tax Year prior to such change which are included within the new Tax Year and which were the subject of a prior Tax Statement shall be apportioned for the purpose of calculating the Tax Payment payable with respect to such new Tax Year. In the event Subtenant's Proportionate Share (or Subtenant's Amenities Proportionate Share, if applicable) of Taxes for a Tax Year is unknown at the commencement of such Tax Year, Sublandlord shall estimate the same, based on the Taxes for the previous Tax Year, which amount shall be appropriately adjusted when the actual amount of Subtenant's Proportionate Share (or Subtenant's Amenities Proportionate Share, if applicable) of Taxes for such Tax Year becomes known. If it becomes necessary to adjust the regular payments during a Tax Year,

Sublandlord agrees to give Subtenant not less than twenty (20) days notice of such adjustment, which notice shall include appropriate copies of documentation serving as the basis for such adjustment.

            Section 6.03 If Sublandlord shall receive a refund of Impositions for any Tax Year for which Subtenant has made its Tax Payments, Sublandlord shall either, at Subtenant's election, pay to Subtenant, or permit Subtenant to credit against subsequent payments of Minimum Rent payable under this Sublease, Subtenant's Proportionate Share (or Subtenant's Amenities Proportionate Share, if applicable) of such net refund (after deducting from such total refund the costs and expenses, including, but not limited to, appraisal, accounting and legal fees incurred or expended in obtaining the same, to the extent that such costs and expenses were not included in the Taxes for such Tax Years) and to the extent Sublandlord actually receives the same, interest thereon; provided, however, such payment or credit to Subtenant shall in no event exceed Subtenant's Tax Payment paid for such Tax Year. Such payment or credit shall be made within sixty (60) days following receipt of such refund by Sublandlord.

            Section 6.04 If a Tax Year commences before the Sublease Commencement Date or ends after the expiration or termination of this Sublease, the Tax Payment thereof shall be pro-rated to correspond to that portion of such Tax Year occurring within the Sublease Term.

            Section 6.05 ICIP Benefits.

                  (a) Sublandlord covenants that it shall timely apply for the Real Property Tax Exemption and Deferral created by Title U, Chapter 2, Part 3 of the Administrative Code of the City of New York for an abatement, deferral or reduction of the real estate taxes for the Improvements for a period of time. Sublandlord shall file a preliminary application with respect thereto prior to commencing any work whatsoever in the Building, including without limitation any demolition work. Sublandlord, at its expense, agrees that it shall timely comply with the ICIP Law to ensure that it remains an eligible Recipient (as such term is defined under the ICIP Law) of the benefits under the ICIP Law. Sublandlord shall take all actions and submit all reports, annual filings of certificates of continuing use and records to the Department of Finance, the Divisions of Labor Services and all other Public Authorities involved in the administration of the ICIP Law and shall maintain all records and reports required to evidence such compliance;

                  (b) Subtenant represents that it has applied for the Real Property Tax Exemption and Deferral created by Title II, Chapter 2, Part 3 of the Administrative Code of the City of New York for an abatement, deferral or reduction of the real estate taxes for the Improvements for a period of time. Subtenant, at its expense, agrees that it shall timely comply with the ICIP Law to ensure that it remains an eligible Recipient of the benefits under the ICIP Law. Subtenant shall take all actions and submit all reports, annual filings of certificates of continuing use and records to the Department of Finance, the Divisions of Labor Services and all other Public Authorities involved in the administration of the ICIP Law and shall maintain all records and reports required to evidence such compliance;

                  (c) Sublandlord and Subtenant shall each (both for its own benefit and the benefit of the other party): (I) supply information and comply with such reporting requirements as are necessary to comply with and/or obtain the benefits of the ICIP Law and (II) submit all reports, annual filings of certificates of continuing use and records to the Department of Finance, the Division of Labor Services and all other Public Authorities involved in the administration of the ICIP Law and (III) maintain all records and reports required to evidence such compliance, except that no such cooperation with the other party shall require either party to reveal proprietary business information unrelated to the matters below or to materially modify or restrict its hiring practices or operations in conducting its business in (as opposed to the construction of) the Leaseback Space or the Demised Premises, as applicable, and each party shall:

                        (i) provide access to the Leaseback Space or the Demised Premises, as applicable, by employees and agents of the Department of Finance of the City of New York or any successor agency at all reasonable times and upon reasonable prior notice at the request of the other party;

                        (ii) report to the other party upon request the number of workers permanently engaged in employment in the Leaseback Space or the Demised Premises, as applicable,, the nature of each worker's employment and the residency of each worker; and

                        (iii) provide any other access, records or information (other than proprietary business information) which may be reasonably required by the other party in connection with such party's compliance with the ICIP Law.

                  (d) Neither party shall be required (I) to pay Impositions (or in Subtenant's case, Subtenant's Proportionate Share (or Subtenant's Amenities Proportionate Share, if applicable) of Taxes which relate to Impositions) which become due because of the failure by the other party to comply with the ICIP Law, or (II) otherwise relieve or indemnify the other party from any personal liability arising under the ICIP Law, except where imposition of such Taxes or liability is occasioned by actions or non-actions of such party. Sublandlord and Subtenant shall indemnify each other for any liability incurred by each as a result of the other's failure to comply with the ICIP Law.

                  (e) Each party agrees, at no cost or exposure to itself, to reasonably cooperate with the other party in order to enable the other party to realize the maximum benefits available to the other party with respect to any work or Alterations made by the other party under the ICIP Law or other similar incentive program, provided such benefits do not adversely affect the value of the Leaseback Space or the Demised Premises (other than the Leaseback Space), as applicable.

            Section 6.06 Municipal Incentives

                  (a) The parties hereto acknowledge that Subtenant is negotiating with the Economic Development Corporation of the City of New York (the "City") for incentives in connection with the retention of all or a portion of MetLife's New York City operations at various locations within the City (the "MetLife Locations"), including without limitation the space covered by this Sublease (the "Premises"). The incentives that Subtenant may obtain from the City may be realized through various tax exemptions and tax abatements at the MetLife Locations, including without limitation the Premises. Sublandlord hereby agrees to cooperate with Subtenant, at Subtenant's expense and to the extent Subtenant reasonably requests such cooperation in connection with Subtenant's applications for such incentives, provided that same will not adversely affect any such incentives to which Sublandlord is entitled. Sublandlord's cooperation will include, but not be limited to, supplying any necessary information that Subtenant reasonably requests, executing required forms that Subtenant reasonably requests, and other similar actions. In addition. Sublandlord hereby agrees that if Subtenant is successful in obtaining such incentives and if any' portion of the incentives may be derived from the Premises demised hereunder, then Sublandlord agrees to cooperate, at Subtenant's expense, in re-structuring this Sublease so as to allow Subtenant to realize the benefits to the fullest extent possible from the Premises demised hereunder, including without limitation (i) cooperation in the creation of a condominium (or synthetic condominium structure) to permit the Premises to be exempt from real estate taxes, (ii) structuring the rents and additional rents under the Overlease and this Sublease to accomplish the pass-through of benefits to Subtenant which arise from tax exemptions (whether of sales taxes, mortgage recording taxes, real estate taxes or other taxes) or reduced expenses for utilities, which are intended for Subtenant's benefit or (iii) such other actions as may be reasonably required to permit the full realization of the incentives granted to Subtenant by the City to the extent such incentives can be realized from the Premises.

                  (b) Sublandlord further agrees that if the City shall not approve a package of incentives reasonably satisfactory to Subtenant within sixty (60) days after execution of this Sublease, then Subtenant shall have the right to terminate this Sublease upon ten (10) Business Days notice to Sublandlord.

                  (c) Sublandlord further agrees that to the extent that it will not utilize for its own benefit (and provided that same will not adversely affect any such incentives to which Subtenant is entitled), Sublandlord will not object to Subtenant's applying for and obtaining the benefit of any incentives derived from or through the Building based on Sublandlord's expenditures to improve the Building. In connection with Subtenant's application for such incentives. Sublandlord will, at Subtenant's expense, cooperate with Subtenant to enable Subtenant to realize the benefit of such incentives, such cooperation to include, but not be limited to, (i) Sublandlord's utilizing a Certificate of Exemption for capital improvements made by Sublandlord in any portion of the Building and paying the equivalent amount of the sales taxes saved thereby to Subtenant or to a fund for Subtenant's benefit; and (ii) Sublandlord's paying the Real Estate Taxes otherwise payable by Sublandlord through a payment in lieu of taxes (PILOT) mechanism, so that all or a portion of such taxes may be reserved for Subtenant's benefit.

                  (d) Subtenant shall indemnify Sublandlord for liabilities incurred by Sublandlord in connection with the foregoing provisions of this
Section 6.06, except to the extent resulting from or in connection with (i) the breach or default or non-compliance by Sublandlord under the foregoing provisions of this Section 6.06, or (ii) the wilful misconduct or gross negligence of Sublandlord.

            Section 6.07 Sublandlord agrees, at no cost or exposure to Sublandlord, to reasonably cooperate with Subtenant in order to enable Subtenant to realize the maximum benefits available to Subtenant with respect to any Alterations made by Subtenant under the ICIP Law or other similar incentive program.

            Section 6.08 The provisions of this Article 6 shall survive the expiration or earlier termination of this Sublease as to all Additional Rent due Sublandlord or credit owed


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

Subtenant accruing on or before the date of such expiration or termination, including all Additional Rent due for the last Tax Year, or portion thereof, falling within the Sublease Term.

                                    ARTICLE 7

                                     REPAIRS

            Section 7.01 Subject to the terms of this Sublease, Subtenant shall, at its sole cost and expense, (i) make such repairs to the Leaseback Space and the fixtures and appurtenances therein (A) necessitated by the act or omission by Subtenant in violation of Subtenant's obligations under; or by the covenants, terms, provisions or agreements contained in this Sublease or (B) pursuant to Legal Requirements or Insurance Requirements with which Subtenant is obligated to comply pursuant to the covenants, terms, provisions or agreements contained in this Sublease, or (C) necessitated by the negligence of Subtenant, its employees, agents or contractors, and the employees of such agents and contractors (except for damage arising from fire or other casualty as provided in Section 15.01 in this Sublease, but nothing contained herein shall relieve or release Subtenant from its obligations to replace Subtenant's property pursuant to Section 15.01 of this Sublease), and (ii) during such periods as Subtenant shall be operating the same, maintain and make such repairs to Subtenant's Systems (hereinafter defined), as and when needed to preserve them in good working order and condition as the same would have been maintained by owners of First Class Office Buildings. All damage or injury to the Leaseback Space and to its fixtures, appurtenances and equipment, the Subtenant's Systems or the Building or to its fixtures, appurtenances and equipment caused by Subtenant moving property in or out of the Building or by installation or removal of furniture, fixtures or other property by, or on behalf of, Subtenant shall be repaired, restored or replaced promptly by Subtenant at its sole cost and expense. Anything to the contrary provided herein notwithstanding, but subject to the provisions of Section 9.03 of this Sublease, in no event shall Subtenant be responsible for any repairs necessitated by the act, omission (in violation of Sublandlord's obligations under, or agreements contained in, this Sublease, the Overlease or pursuant to Legal Requirements or Insurance Requirements) or negligence of Sublandlord or its employees, agents or contractors (and the employees of such agents and contractors). As used herein, the term "Subtenant's Systems" means all plants, machinery, equipment, trade fixtures and personal property which becomes part of the real property by incorporation therein, including, but not limited to, any ventilating and air conditioning systems, communications and telecommunications apparatus, electrical equipment and all equipment and materials and any ancillary cabling and wiring used in connection therewith or necessary for the use thereof, designed or used exclusively for Subtenant's sole use or for systems owned by Subtenant or systems dedicated to Subtenant's sole and exclusive use or which Subtenant has the exclusive right, under this Sublease, to operate.

            Section 7.02 Sublandlord shall, at its sole cost and expense, make all repairs (both structural and nonstructural) to (i) the Building (other than the Leaseback Space); (ii) the Building Systems (hereinafter defined) and (iii) all structural elements of the Leaseback Space, unless, in each event, the need for such repairs arises from (A) violation by Subtenant of Subtenant's obligations under, or covenants, terms, provisions or agreements contained in this Sublease, (B) Legal Requirements or Insurance Requirements with which Subtenant is obligated to comply, or (C) negligence (including negligent maintenance) of Subtenant, its agents or contractors (and the employees of such agents and contractors). Notwithstanding anything to the contrary contained in this Section 7.02 or anywhere else in this Sublease, Sublandlord shall not be required to maintain or repair any of Subtenant's Alterations, Subtenant's personal property or Subtenant's Systems or the corridors, toilet room(s) and elevator lobbies on floors wholly leased to Subtenant except, in such event, for damage to the same caused (x) in violation of Sublandlord's obligations under, or agreements or covenants contained in this Sublease or the Overlease, (y) pursuant to Legal Requirements or Insurance Requirements which are Sublandlord's obligation under this Sublease, or (z) by the negligence of Sublandlord, its agents, contractors and its or their employees. The term "Building Systems" shall mean the mechanical, gas, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing and life-safety and other service systems of the Building, other than (i) any Subtenant's Systems, and (ii) the distribution portions of such Building Systems located within the Leaseback Space other than perimeter heating systems.

            Section 7.03 Business machines and mechanical equipment belonging to Subtenant which cause (i) vibration, noise, cold or heat that may be transmitted to the Building structure or to any leased space other than the Leaseback Space to such a degree as to be reasonably objectionable to Sublandlord or to any other tenant in the Building shall be placed and maintained by Subtenant, at its expense, in settings sufficient to absorb and prevent such vibration or noise or
(ii) noise outside of the Building shall be muffled in such manner as shall eliminate such noise. Sublandlord, in furtherance of its obligations under
Article 4 of this Sublease. shall itself conform and shall use diligent efforts (including the institution and prosecution of legal proceedings) to cause all other Building occupants to conform to the requirements of the immediately preceding sentence with respect to the transmission of vibrations, noise, cold or heat from other portions of the Building to the Leaseback Space. The parties hereto recognize that the operation of elevators, generators, air-conditioning and heating equipment will cause some vibration, noise, heat or cold which may be transmitted to other parts of the Building and the Leaseback Space. Neither Sublandlord nor Subtenant shall be under any obligation to endeavor to reduce such vibration, noise, heat or cold beyond what is customary for a First-Class Office Building.

            Section 7.04 Except as otherwise expressly provided in this Sublease there shall be no allowance to or for Subtenant for a diminution of rental value and no liability on the part of Sublandlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the Leaseback Space or in or to fixtures, appurtenances or equipment thereof Sublandlord agrees to use reasonable efforts to minimize any interruption of Subtenant's business operations as a result of Sublandlord's making of any repairs, alterations, additions or improvements in or to any portion of the Building or the Leaseback Space or in or to fixtures, appurtenances or equipment thereof but nothing contained herein shall require Sublandlord to expend or incur any charges or costs for overtime labor or pay any premiums in order to minimize such interruption, except that Sublandlord shall employ contractors or labor at overtime or other premium pay rates (a) at its expense if necessary to make any repair required to be made by it hereunder to remedy any condition that
(i) results in a denial of reasonable access to the Leaseback Space, (ii) threatens the health or safety of any occupant of the Leaseback Space, or (iii) except in the case of damage by casualty or other destruction, materially interferes with Subtenant's ability to conduct its business in the Leaseback Space or (b) at Subtenant's request and expense, in all other cases. Sublandlord shall provide Subtenant with reasonable prior notice of any repairs or work (other than emergency work) that, in Sublandlord's reasonable judgment, will materially interfere with the conduct of Subtenant's business in the Leaseback Space.

                                   ARTICLE 8

                               REQUIREMENTS OF LAW

            Section 8.01 (a) Subtenant, at its expense, shall comply with all Legal Requirements relating to the Leaseback Space including, without limitation, those applicable to the making of any Alterations in the Leaseback Space or the result of the making of such Alterations and those applicable by reason of the nature or type of business operated by Subtenant in the Leaseback Space. Subtenant shall not be under any obligation to make any Alterations in order to comply with Legal Requirement applicable to the mere general "office" use (as opposed to the manner of use) of the Leaseback Space, unless expressly required herein or if required as a result of any Alterations made by Subtenant. Subtenant, at its expense, shall comply (and Subtenant hereby expressly assumes all responsibility for compliance) with the Americans With Disabilities Act of 1990 and any and all regulations promulgated thereunder, as the same may be amended from time to time, (the "ADA") relating to the Long-Term Leaseback Space to the extent such compliance involves work or other measures within the Long-Term Leaseback Space, including, but not limited to, any path of travel alterations from the elevators serving the Long-Term Leaseback Space through each portion of the Long-Term Leaseback Space and any requirements of the ADA relating to Subtenant's employees and business operations within the Long-Term Leaseback Space. Any Alterations required to be performed by Subtenant to the Long-Term Leaseback Space for the purpose of complying with the ADA, as aforesaid, or which otherwise require compliance with the ADA, shall be done in accordance with the terms, provisions, agreements, covenants and conditions of this Sublease. Notwithstanding the foregoing, (i) if Sublandlord has performed any work or Alterations anywhere in the Demised Premises (to prepare the same for Sublandlord's use or occupancy as opposed to performing Sublandlord's obligations as landlord under this Sublease) and, as a result thereof, Subtenant would be required under any Legal Requirement to perform Alterations in the Leaseback Space (each, a "Sublandlord-Triggered Alteration"), then Subtenant shall perform such Sublandlord-Triggered Alteration at Sublandlord's sole cost and expense (which shall be reimbursed to Subtenant within thirty (30) days after written demand thereof) and (ii) if, in connection with any build out of any Interim Leaseback Space by Sublandlord after such Interim Leaseback Space has been delivered to Sublandlord, Sublandlord demolishes and rebuilds all or any portion of the Sublandlord-Triggered Alteration, then Subtenant shall refund to Sublandlord an amount equal to fifty percent (50%) of the amount paid by Sublandlord for such Sublandlord-Triggered Alteration or allocable portion thereof pursuant to clause (i) of this Section 8.01(a).

                  (b) Subtenant, at its expense, after written notice to Sublandlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity or applicability of any Legal Requirement as to which Subtenant has the obligation to comply pursuant to this Section 8.01(a); provided such is done in accordance with Section 6.5 of the Overlease as if Sublandlord was Overlandlord.

            Section 8.02 Subtenant shall not do or permit to be done any act or thing upon said Leaseback Space, which will invalidate or be in conflict with New York standard fire insurance policies covering the Building and fixtures and property therein.

            Section 8.03 If, as a result of any use, act or omission (in violation of Subtenant's obligations under this Sublease or which are violative of Legal Requirements or

Insurance Requirements for which Subtenant is obligated to comply with) by Subtenant, the rate of fire insurance applicable to the Building shall be increased to an amount higher than it otherwise would be, Subtenant shall reimburse Sublandlord for all increases of Sublandlord's fire insurance premiums so caused; such reimbursement to be Additional Rent payable within thirty (30) days after demand by Sublandlord. In any action or proceeding concerning the rate of fire insurance applicable to the Building wherein Sublandlord and Subtenant are parties, a schedule or "make-up" of rates for the Building or Leaseback Space issued by the body making fire insurance rates for said Leaseback Space or by the insurance carrier issuing the fire insurance on the Building shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said Leaseback Space.

            Section 8.04 Sublandlord shall comply with (i) all ADA requirements which are not the obligation of the Subtenant pursuant to Section 8.01(a) of this Sublease and (ii) all other Legal Requirements affecting the Building, which are not the responsibility of Subtenant under Section 8.01(a).
Sublandlord shall have the right to contest the applicability or validity of any Legal Requirement as provided in Section 6.5 of the Overlease.

                                    ARTICLE 9

                     PROPERTY -- LOSS, DAMAGE, REIMBURSEMENT

            Section 9.01 Sublandlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, except to the extent any of the foregoing shall be caused by or due to the willful misconduct or negligent act or omission (or in violation of Sublandlord's obligations under, or covenants, terms, provisions or agreements contained in, this Sublease or which would be violative of Legal Requirements or Insurance Requirements which Sublandlord is obligated to comply with pursuant to the covenants, provisions or agreements of this Sublease) of Sublandlord, its agents, servants or employees, subject in each event to the provisions of Section 27.20 of the Overlease.

            Section 9.02 Subtenant shall give Sublandlord prompt notice in case of a fire or accident in the Leaseback Space as well as notice of any other event occurring in the Leaseback Space which could give rise to a damage or injury claim against Sublandlord or Subtenant promptly after Subtenant is aware of such fire, accident or other event.

            Section 9.03 (a) Sublandlord agrees that it will include in its fire insurance policies appropriate clauses pursuant to which the insurance companies
(i) waive all right of subrogation against Subtenant with respect to losses payable under such policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Sublandlord is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Sublandlord shall, if legally possible and without necessitating a change in insurance carriers, have Subtenant named in such policy or policies as an additional insured. If Subtenant shall be named as an additional insured in accordance with the foregoing, Subtenant agrees to endorse promptly to the order of Sublandlord, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of, or connected with, said policies, and Subtenant does hereby irrevocably waive any and all rights in such proceeds and payments.

                  (b) Subtenant agrees to include, in its fire insurance policy or policies on Subtenant's property, appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Sublandlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Subtenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Subtenant shall, if legally possible and without necessitating a change in insurance carriers, have Sublandlord named in such policy or policies as an additional insured. If Sublandlord shall be named as an additional insured in accordance with the foregoing, Sublandlord agrees to endorse promptly to the order of Subtenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of, or connected with, said policies, and Sublandlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.

                  (c) To the extent of the waiver included in Sublandlord's fire insurance policy pursuant to subsection (a) above or, if Sublandlord fails to comply with its obligations under such subsection (a), to the extent of the waiver which would have been included if Sublandlord had procured the same, Sublandlord hereby waives any and all right of recovery which it might otherwise have against Subtenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Sublandlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Subtenant, its servants, agents or employees. To the extent of the waiver included in Subtenant's fire insurance policy pursuant to subsection (b) above or, if Subtenant fails to comply with its obligations under such subsection (b), to the extent of the waiver which would have been included if Subtenant had procured the same, Subtenant hereby waives any and all right of recovery which it might otherwise have against Sublandlord, its servants, and employees and against every other tenant in the Building who shall have executed a similar waiver as set forth in this Section 9.03(c) for loss or damage to Subtenant's furniture, furnishing, fixtures and other property removable by Subtenant under the provisions hereof to the extent that same is covered by Subtenant's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Sublandlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

                  (d) Each of Sublandlord and Subtenant hereby agrees to advise each other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained, and thereafter to furnish the other with a Certificate of Insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Each of Sublandlord and Subtenant hereby also agrees to notify the other promptly, but no later than thirty (30) days after such party becomes aware, of any cancellation or change of the terms of any such policy which would affect such clauses or naming. All such policies which name both Sublandlord and Subtenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

            Section 9.04 Subtenant shall maintain at its own cost and expense primary and non-contributory insurance with a company or companies reasonably acceptable to Sublandlord and licensed to do business or authorized in New York state, insuring Subtenant as follows:

                  (a) Primary and Non-Contributory Commercial General Liability Insurance covering the Leaseback Space on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Sublease and owner's protective liability insurance. Such insurance shall be for limits not less than a combined single limit of Thirty Million Dollars ($30,000,000). Such policy shall name Sublandlord and any ground lessor, Overlandlord, managing agent or mortgagee of the Building in which the Leaseback Space are a part as additional insureds;

                  (b) Employers' Liability Insurance with a minimum limit of One Million Dollars ($1,000,000) and Workers' Compensation insurance in statutory limits;

                  (c) "All Risks" Property Insurance in an amount adequate to cover the full replacement cost of all Subtenant's property with a commercially reasonable deductible;

                  (d) In the event a motor vehicle is to be used by Subtenant in connection with its business operation from the Leaseback Space, Comprehensive Automobile Liability Insurance coverage with limits of not less than Three Million Dollars ($3,000,000) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Subtenant, its agents and employees in connection with this Sublease, of any owned, non-owned or hired motor vehicles. This policy shall name Sublandlord and any ground lessor, Overlandlord, managing agent or mortgagee of the Building as additional insureds;

                  (e) Host liquor liability insurance; and

                  (f) When reasonably required by Sublandlord, such other insurance against other insurable hazards and in such amounts as may from time to time be commonly and customarily insured by subtenants against in First-Class Office Buildings in New York City.

            Section 9.05 All policies shall provide, inter alia, (i) that same may not be cancelled or terminated without at least thirty (30) days' written notice to Sublandlord and such additional insureds (when applicable) by the insurance company issuing such policy and (ii) that no such act or omission to act of Subtenant shall invalidate such insurance as to Sublandlord and such additional insureds.

            Section 9.06 Subtenant shall, on or before the Sublease Commencement Date, furnish Sublandlord with Certificates of Insurance or copies of insurance policies showing that all insurance required by this Article is being maintained as required herein. Subtenant's Certificates of Insurance (except for those evidencing Worker's compensation coverage) shall name Sublandlord, and, to the extent identified in writing to Subtenant, its managing agent as additional insureds. Upon renewal of any such insurance that expires before the expiration of this Sublease, Sublandlord shall be provided with renewal Certificates of Insurance or binders or copies of policies not less than ten

(10) days prior to such expiration, together with evidence of the payment of the premiums thereon. Receipt of each Certificate of Insurance or other documentation of insurance or copies of policies by Sublandlord or by any of its representatives which indicate less coverage than required herein will not constitute a waiver of Subtenant's obligation to fulfill said insurance requirements.

            Section 9.07 Sublandlord shall maintain in respect of the Building at all times the Required Insurance set forth in Section 7.1 of the Overlease.

      Upon Subtenant's reasonable request, Sublandlord shall deliver to Subtenant certificates of the foregoing insurance. Sublandlord's commercial general liability policy shall name Subtenant as an additional insured as its interest may appear.

      Any insurance required by the terms of this Sublease to be carried by Sublandlord may be under a blanket policy (or policies) covering other properties of Sublandlord and/or Sublandlord's Affiliates, provided that (i) Subtenant shall, to the extent of any commercial general liability coverage, be named as an additional insured as its interest may appear, (ii) the Building is expressly listed (by address) as a covered property, (iii) the amount of coverage allocated to the Building shall be expressly listed, and shall not be less than the amounts otherwise required hereunder, and (iv) such blanket policy shall not diminish the obligations of Sublandlord so that the proceeds from such blanket policy shall be an amount no less than the amount of the proceeds that would be available if Sublandlord obtained the required insurance under policies separately insuring the risks which this Sublease requires Sublandlord to insure.

            Section 9.08 Each of Sublandlord and Subtenant shall be responsible for its own deductibles and self-insurance retention and such costs shall not be the responsibility or liability of the other party.

            Section 9.09 Should Subtenant engage a contractor or consultant to do work in or on any portion of the Building, Subtenant shall require such parties to obtain (and name Sublandlord as an additional insured on) such insurance policies as would customarily be required for such parties doing work in a First-Class Office Building. Upon Sublandlord's request, Subtenant shall deliver to Sublandlord certificates of the foregoing insurance.

            Section 9.10 Subtenant shall not do or suffer or permit anything to be done on its behalf in or about the Leaseback Space or the Building which would (i) cause insurance companies of good standing to refuse to insure the Building in amounts reasonably satisfactory to Sublandlord, (ii) result in the cancellation of any policy of insurance or the assertion of any defense by the insurer to any claim under any policy of insurance maintained by or for the benefit of Sublandlord, or (iii) violate any Insurance Requirement of which Subtenant has been given notice.

            Section 9.11 If Subtenant shall fail to furnish or maintain the insurance coverages required to be obtained and maintained by Subtenant pursuant to, and as required by, this Article 9 and to furnish evidence reasonably satisfactory to Sublandlord that such insurance coverages have been obtained and are, at all times throughout the Sublease Term, in full force and effect, Sublandlord shall have the right (but not the obligation) to obtain and maintain such insurance coverages on behalf of Subtenant and Subtenant hereby covenants and agrees to (i) furnish Sublandlord with all necessary information required by Sublandlord to obtain and maintain such insurance coverages and (ii) to pay the premiums therefor upon Sublandlord's demand for such payment.

            Section 9.12 Any type of insurance or any increases in the limits of liability described in this Article 9 that Subtenant obtains for its own protection or as otherwise required by statute shall be at Subtenant's sole cost and expense.

            Section 9.13 All insurance required to be carried by Subtenant herein shall be evidenced by valid and enforceable policies issued by and distributed among insurers permitted under Section 7.3 of the Overlease. Notwithstanding the immediately preceding sentence, any insurance required by the terms of this Sublease to be carried by Subtenant may be under a blanket policy (or policies) covering other properties of Subtenant and/or Subtenant's Affiliates, provided that Sublandlord and all other additional insureds required to be named by Subtenant pursuant to this Article are named in such policy as additional insureds. A certificate of each such policy shall be delivered to Sublandlord concurrently with the execution and delivery hereof.

                                   ARTICLE 10

                                     ACCESS

            Section 10.01 Subtenant shall permit Sublandlord to erect, use and maintain pipes, ducts, fans, wires and conduits in and through the Leaseback Space, provided the same are installed adjacent to or concealed behind, beneath or within partitioning, columns, floors, walls and ceilings of the Leaseback Space or otherwise completely furred at points immediately adjacent to any of the foregoing and provided further that the installation and maintenance of the same do not (i) materially adversely affect Subtenant's Systems, (ii) materially adversely affect the use of the Leaseback Space for Subtenant's business purposes, or (iii) reduce the useable area of the Leaseback Space by a material amount (it being agreed that Subtenant shall be entitled to a rent reduction. calculated on per square foot basis, for any reduction in the usable area of the Leaseback Space above a de minimis amount as a result of the foregoing) and Sublandlord shall have used reasonable efforts to first install the same in portions of the Building (such as shaftways) reserved by Sublandlord for use in common. Sublandlord and persons authorized by Sublandlord shall have a right to enter and/or pass through the Leaseback Space, at all necessary times, to make, and have the right to make, such repairs, alterations, additions and improvements in or to the Leaseback Space, the Building and the facilities and equipment in either or both as Sublandlord is required to make under this Sublease or the Overlease, provided that such repairs, alterations, additions or improvements shall be performed during such hours and in such manner so as not to unreasonably cause material interference with the conduct of Subtenant's business. Sublandlord shall be allowed to take all material into and upon the Leaseback Space that may be required for the repairs or alterations above mentioned as the same is required for such purpose, provided that the presence, nature or location of such material shall not unreasonably interfere with the conduct of Subtenant's business, without the same constituting eviction of Subtenant in whole or in part, and the Rent reserved shall in no wise abate, except as otherwise provided in this Sublease, while said repairs or alterations are being made. Sublandlord shall have no liability by reason of loss or interruption of the business of Subtenant or annoyance or inconvenience to Subtenant because of the prosecution of any such work, provided Sublandlord diligently proceeds therewith and complies with the provisions of this Article
10. Sublandlord shall exercise reasonable diligence so as not to unreasonably cause interference with the conduct of Subtenant's business and shall take reasonable care to safeguard the Leaseback Space and Subtenant's property and shall repair any damage caused by Sublandlord, its contractors and employees, but nothing contained in this Article 10 shall require Sublandlord to expend or incur any charges or costs for overtime labor or pay any premiums other than on the basis provided in Section 7.04 of this Sublease.

            Section 10.02 Notwithstanding the foregoing, any entry into the Leaseback Space pursuant to this Article 10 shall be subject to the following conditions:

                  (a) Sublandlord shall, except in case of emergency, provide Subtenant with not less than one Business Day's prior notice of any such entry;

                  (b) any damage to the Leaseback Space resulting from Sublandlord's exercise of the foregoing rights shall be repaired promptly by Sublandlord, at Sublandlord's expense; and

                  (c) if Subtenant shall not be present when for any reason entry into the Leaseback Space shall be necessary or permissible, Sublandlord or Sublandlord's agents may enter any portion of the same, other than areas previously designated in a written notice to Sublandlord by Subtenant as "security areas" where securities, negotiable instruments or currency are kept by Subtenant. Neither Sublandlord nor Sublandlord's agents shall enter such "security areas" except in the case of an emergency unless accompanied by Subtenant.

                                   ARTICLE 11

                              RULES AND REGULATIONS

            Section 11.01 Subtenant, and those claiming by, through or under Subtenant, and the servants, employees and agents of each of the foregoing, shall observe faithfully and comply with the Rules and Regulations set forth in Schedule E attached hereto and made part hereof and such reasonable changes thereto (whether by modification, elimination or addition) as Sublandlord at any time or times hereafter may make and communicate to Subtenant, which, in Sublandlord's reasonable judgment, shall be necessary for the reputation, safety, care and appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, and which do not unreasonably affect the conduct in the Leaseback Space of the business of Subtenant or Subtenant's Affiliates; provided that (i) Sublandlord gives Subtenant prior written notice of such changes and (ii) such new rules and regulations or changes in existing rules and regulations do not require expenditures by Subtenant by more than a non-material amount and do not require expenditures for alterations other than in non-material amounts, not contemplated by the terms of the Sublease (such rules and regulations as changed from time to time being herein called "Rules and Regulations"). In case of any conflict or inconsistency between the provisions of the Sublease and any of the Rules and Regulations, the provisions of the Sublease shall control.

            Section 11.02 Sublandlord shall (a) not enforce against Subtenant any Rules or Regulations which Sublandlord is not then generally enforcing against all other occupants of the Building and observing itself, (b) not unreasonably withhold or delay its consent from Subtenant for any approval or consent required under the Rules and Regulations; and (c) exercise its judgment in good faith in any instance providing for the exercise of its judgment in the Rules and Regulations.

                                   ARTICLE 12

                              INABILITY TO PERFORM

            Section 12.01 If by reason of an Unavoidable Delay, either party shall be unable to fulfill its obligations under this Sublease during the Term, this Sublease and any obligation hereunder, including the obligation to pay Rent or make any other monetary payment, shall in no wise be affected, impaired or excused (except as provided in Section 12.02 below); provided however, that as soon as the relevant party shall learn of the happening of any of the foregoing conditions, such party shall promptly notify the other of such event and, if ascertainable, its estimated duration and will proceed promptly and diligently with the fulfillment of its obligations as soon as reasonably possible.

            Section 12.02 The foregoing provisions of this Section 12.01 notwithstanding, if for any reason whatsoever, including the matters described in Article 4 of this Sublease, Sublandlord shall fail to provide any service required to be provided by Sublandlord to Subtenant under this Sublease or if Sublandlord shall fail to perform any repair and maintenance and if, as a result of Sublandlord's failure to provide all or any of said services, the Leaseback Space is rendered Wholly Untenantable or Partially Untenantable (as such terms are hereinafter defined) for more than five (5) consecutive Business Days after written notice of the existence of which condition has been given by Subtenant to Sublandlord or any six (6) Business Days in a ten (10) day period, Subtenant, as its sole right and remedy, shall be entitled to an abatement of Minimum Rent and Additional Rent (relating to Operating Expenses and Taxes) (on a per square foot basis) for each day after said five (5) day period or the seventh (7th) day in any ten (10) day period until the Leaseback Space or the applicable portion thereof cease to be Wholly Untenantable or Partially Untenantable, as the case may be. For the purposes of this Article 12, "Wholly Untenantable" shall mean that Subtenant, due to the cessation of one or more of the services required to be provided by Sublandlord is actually unable to use the entire Leaseback Space in the normal course of its business and that Subtenant, due to the cessation of such services required to be provided by Sublandlord hereunder, completely ceases to occupy the same for the conduct of its business, and "Partially Untenantable" shall mean that Subtenant, due to the cessation of one or more of the services required to be provided by Sublandlord hereunder, is actually unable to use a portion of the Leaseback Space in the normal course of its business and that Subtenant, due to the cessation of such services, ceases to occupy the same for the conduct of its business.

                                   ARTICLE 13

                             ASSIGNMENT; SUBLETTING

            Section 13.01 Subject to the terms below, Subtenant shall have the right without obtaining the consent or approval of Sublandlord to assign or mortgage this Sublease or to sublease or grant a license or occupancy agreement for all or any part of the Long-Term Leaseback Space. Except as specifically provided below with respect to the portion of the Long-Term Leaseback

Space located on the 11th floor of the South Building and/or the second (2nd) floor of the Tower (collectively or individually, the "Recapture Space"), Sublandlord shall not have any recapture rights or splitting of profits' rights with respect to the Long-Term Leaseback Space. If the entire 11th floor of the South Building shall be subleased, such sublease shall automatically include within the subleased premises the entire 11th floor setback. If only a portion of such 11th floor is subleased, such sublease shall not include any part of the 11th floor setback.

            Section 13.02 With respect to the Interim Leaseback Space, Subtenant shall not sublease all or any part of the Interim Leaseback Space (provided that occupancy by Subtenant's successors in interest by merger, consolidation or sale of substantially all of the assets or stock ("Subtenant's Successors") or to Subtenant's Affiliates shall not be deemed or construed to be a sublease).

            Section 13.03 Subtenant agrees that it shall not sublease the Recapture Space or any portion thereof unless it has first complied with the terms of Section 13.04 and 13.05. Possession or occupancy of any portion of the Recapture Space by one or more of Subtenant's Affiliates and/or Subtenant's Successor (whether or not pursuant to a written agreement) shall not be deemed or construed to be a sublease of the Recapture Space hereunder and Subtenant shall be permitted to allow, without having to comply with the provisions of Sections 13.04 through 13.10 hereof, Subtenant's Affiliates and/or Subtenant's Successor to occupy the Recapture Space. Notwithstanding the foregoing, in the case of possession or occupancy of any portion of the Recapture Space by Subtenant's Affiliates, any subsequent transaction whereby such occupant shall cease to be an Affiliate shall be subject to the provisions of clauses (a) and
(b) of Section 13.05 hereof, but shall not be subject to the provisions of
Section 13.04 hereof (provided that such subsequent transaction shall be done for a good business purpose and not primarily for the purpose of circumventing compliance with Section 13.04). The Subtenant originally named herein (i.e., Metropolitan Life Insurance Company) and any Subtenant's Successor shall be permitted to allow, subject to the terms and conditions of the Sublease (but without having to comply with the provisions of Sections 13.03, 13.04 and 13.05 hereof), Subtenant's "Business Associates" as hereinafter defined, to occupy portions of the Recapture Space on a temporary basis from time to time (it being agreed that the term "temporary" as used in this Section 13.03 shall mean the duration of the ongoing business or professional relationship), provided that the space occupied by Subtenant's Business Associates shall not be separately demised from the Leaseback Space. "Business Associates" shall mean professional and business entities with whom the named Subtenant shall have an on-going professional or business relationship. Any subtenant of the Subtenant originally named herein shall also be permitted to allow its Business Associates to occupy up to fifteen (15%) percent of its sublet space, from time to time on a temporary basis provided that the space occupied by such Business Associates shall not be separately demised from such subtenant's demised space.

            Section 13.04 (a) Prior to Subtenant's subleasing the Recapture Space or any portion thereof, Subtenant must first present Sublandlord with a written offer ("Recapture Offer Notice") to sublease such space to Sublandlord for occupancy by Sublandlord or Sublandlord's Affiliates, as additional space to be included within the Demised Premises under the Overlease. The Recapture Offer Notice shall set forth: (i) the area proposed to be sublet, in the case of a proposed subletting of a portion of the Recapture Space, and (ii) the term of the proposed subletting (the "Proposed Sublet Term") and the date the area to be sublet is intended to be vacated by Subtenant, which date shall not be less than sixty (60) days after the date Sublandlord receives such Recapture Offer Notice. Sublandlord shall have a period of sixty
(60) days after its receipt of said Recapture Offer Notice within which to accept or reject the offer. If Sublandlord shall fail to respond to Subtenant's Recapture Notice within such sixty (60) day period, then Subtenant shall have the right to give to Sublandlord a second notice (a "Second Recapture Notice"), and if Sublandlord shall fail to respond to such Second Recapture Notice within ten (10) Business Days after Sublandlord's receipt thereof, then Sublandlord shall be deemed to have rejected such offer, provided and on condition that the Second Recapture Notice shall state in bold uppercase letters on the first page thereof "SUBLANDLORD SHALL BE DEEMED TO HAVE REJECTED THE RECAPTURE RIGHT DESCRIBED IN THIS NOTICE IF SUBLANDLORD FAILS TO RESPOND WITHIN TEN (10) BUSINESS DAYS AFTER THIS NOTICE SHALL HAVE BEEN GIVEN TO SUBLANDLORD." If Sublandlord shall accept such offer, Subtenant and Sublandlord shall execute and deliver an amendment to the Overlease to add such portion of the Recapture Space within the Demised Premises, which amendment shall provide that the term of such subletting shall commence on the later of the following dates (the "Proposed Sublease Commencement Date"): (x) the date specified in the Recapture Offer Notice and (y) the date which is sixty (60) days after the date of delivery of the Recapture Offer Notice to Sublandlord, and shall be for the term specified in the Recapture Offer Notice and for the rents and on the terms and conditions set forth in Sections 13.04 (b) or (c) hereof in the event Sublandlord does not acquire all of the space on the 11th floor or the 2nd floor, as the case may be, Sublandlord (at Subtenant's sole cost and expense) will do all the work necessary to physically separate the portion of the Recapture Space on such floor (so added to the Demised Premises under the Overlease) from the portion of the floor so retained by Subtenant, which work shall include, without limitation, the erection of a demising wall between the portion of the Recapture Space so surrendered to Sublandlord and the balance of the Recapture Space on such floor retained by Subtenant. In addition, in the event the portion of the Recapture Space so surrendered to Sublandlord does not have direct access to a public corridor in the Building or to an elevator bank serving such surrendered portion, Subtenant, shall, and will at all times, provide and permit reasonably appropriate means of ingress to and egress from and access across and through the balance of the Recapture Space retained by Subtenant, provide and permit appropriate use of the elevators serving such surrendered portion, including access across lobby and corridor areas.

                  (b) If Sublandlord shall accept the offer set forth in Section 13.04(a) hereof to add such space to the Demised Premises under the Overlease in the case of a proposed subletting of all or any portion of the Recapture Space for the remainder the Sublease Term (less one day), this Sublease shall terminate with respect only to the Recapture Space, or portion thereof in question, as of the Proposed Sublease Commencement Date and for the remainder of the Sublease Term and the Minimum Rent and Additional Rent payable hereunder shall be apportioned as of such termination date, and Subtenant's Proportionate Share (or Subtenant's Amenities Proportionate Share, if applicable) shall be appropriately adjusted, and such space shall be included as part of the Demised Premises under the Overlease on all the terms and conditions of the Overlease, including without limitation the payment of Minimum Rent and Additional Rent. At the request of either party, Sublandlord and Subtenant shall execute and deliver an instrument or instruments in form reasonably satisfactory to the other, setting forth any modifications to this Sublease and to the Overlease, contemplated in or resulting from the operation of the provisions of the foregoing clause; however, neither Sublandlord's nor Subtenant's failure to execute or deliver any such instruments shall vitiate the effect of the provisions of such foregoing clause.

                  (c) If Sublandlord shall accept the offer set forth in Section 13.04(a) hereof to add such space to the Demised Premises under the Overlease in the case of a proposed subletting of all or any portion of the Recapture Space for less than the remainder of the Sublease Term (less one day), this Sublease shall temporarily terminate with respect only to the Recapture Space, or the portion thereof in question as of the Proposed Sublease Commencement Date and for the remainder of the Proposed Sublet Term, and, during the Proposed Sublet
Term: (I) the Minimum Rent and Additional Rent payable hereunder shall be apportioned as of such termination date, (II) Subtenant's Proportionate Share (or Subtenant's Amenities Proportionate Share, if applicable) shall be appropriately adjusted, and (III) such space shall be included as part of the Demised Premises under the Overlease on all the terms and conditions of the Overlease, including without limitation the payment of Minimum Rent and Additional Rent. At the request of either party, Sublandlord and Subtenant shall execute and deliver an instrument or instruments in form reasonably satisfactory to the other, setting forth any modifications to this Sublease and to the Overlease, contemplated in or resulting from the operation of the provisions of the foregoing clause; however, neither Sublandlord's nor Subtenant's failure to execute or deliver any such instruments shall vitiate the effect of the provisions of such foregoing clause. Upon the expiration of the Proposed Sublease Term, Sublandlord shall deliver such space back to the Subtenant in good order and condition with all Specialty Alterations installed by Sublandlord therein having been removed to the extent required to be removed under the Overlease and such space shall once again become part of the Leaseback Space upon all the terms and conditions of this Sublease including without limitation that Subtenant shall pay Minimum Rent and Additional Rent with respect to such space under this Sublease. At the request of either party, Sublandlord and Subtenant shall execute and deliver an instrument or instruments in form reasonably satisfactory to the other setting forth any modifications to this Sublease resulting from the operation of the provisions of this paragraph (c); however, neither Sublandlord's nor Subtenant's failure to execute or deliver any such instruments shall vitiate the effect of the provisions of this paragraph
(c).

            Section 13.05 (a) Notwithstanding anything to the contrary in the foregoing, if Sublandlord shall reject (or shall be deemed to reject) the offer set forth in Section 13.04(a) hereof to add the Recapture Space or any portion thereof to the Demised Premises under the Overlease and Subtenant shall thereafter sublease the Recapture Space (or any portion thereof) and the rent payable under such sublease exceeds the rent payable under this Sublease on a prorated basis (determined on a per square foot basis), Subtenant shall pay to Sublandlord (as and when received by Subtenant, and as Additional Rent) fifty (50%) percent of the Profit, as such term is hereinafter defined. Subtenant shall deliver to Sublandlord a duplicate original of the sublease no later than ten (10) Business Days after the effective date of the sublease. Payments of Profit hereunder by Subtenant to Sublandlord shall not be deemed to be part of "Total Income" of Sublandlord allocable to such Recapture Space for purposes of calculating "Profit" pursuant to Section 14.4 of the Overlease.

                  (b) The term "Profit" shall mean the excess, if any, of (i) the rentals actually received by Subtenant under any sublease of the Recapture Space (it being understood that the rentals actually received under any sublease shall include sums paid for the sale or rental of Subtenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less,
(A) in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Subtenant's federal income tax returns, and (B) in the case of the rental thereof, the then net unamortized cost thereof, amortized over the useful life of such item(s), and any other consideration actually received by Subtenant under such sublease (other than payments in the nature of reimbursements for amounts payable to third parties such as indemnity payments) (the "Total Income")), over (ii) the sum (the "Total Cost") of (x) all Minimum Rent and Additional Rent paid by Subtenant to Sublandlord hereunder, each of the foregoing as prorated on a rentable square foot basis to the portion of Recapture Space so sublet, and (y) "Subtenant's Transaction Costs", as hereinafter defined, and (z) any "Carryover Credit", as hereinafter defined. The term "Subtenant's Transaction Costs" shall mean and include all actual reasonable costs and expenses incurred by Subtenant consistent with the then market requirements in effectuating the subletting, including, without being limited to, reasonable marketing expenses, real estate transfer taxes, sales taxes and taxes of like import imposed in connection with the transaction, brokerage commissions, attorney's fees and disbursements, remodeling and redecorating costs, rent paid during any free-rent periods and takeover costs and expenses. In computing Profits, the Total Income, as and when received by Subtenant, shall first be offset against Subtenant's Transaction Costs, as and when incurred or paid by Subtenant on the basis hereinafter provided, until Subtenant has recovered Subtenant's Total Transaction Costs. The Total Income, as and when received, less such Total Cost as may be paid or incurred by Subtenant on the basis herein provided shall constitute Profit. If at any time a prior sublease shall have resulted in a net loss to Subtenant with respect to such sublease (i.e., the total of the items included in clauses (x) and (y) of this Section 13.05(b) paid for the duration of such sublease exceeds the Total Income received under the terms thereof), such net loss, to the extent theretofore incurred (a "Carryover Credit"), shall be carried over and applied to other then existing or succeeding transactions, it being understood that in no event shall Sublandlord ever be required to refund or credit to Subtenant any sums previously paid or determined to be owing to Sublandlord for prior determinations of Profit in respect of earlier subleases. There shall be no duplication of offsets against Total Income. Notwithstanding the foregoing to the contrary, Subtenant shall not be obligated to pay any Profit to Sublandlord which shall be received by Subtenant as amounts paid to Subtenant as Landlord under the Overlease.

                  (c) If Subtenant shall not consummate a subletting of the Recapture Space or the portion thereof in question, as the case may be, as shall have been specified in the Recapture Offer Notice within twelve (12) months following Sublandlord's rejection (or deemed rejection), in the case of a subletting of 200,000 rentable square feet of the Long-Term Leaseback Space or less, or within eighteen (18) months after such waiver (or deemed waiver) in the case of an assignment of this Sublease or a subletting of more than 200,000 rentable square feet, Subtenant shall not have the right to consummate the subletting of the Recapture Space, as the case may be, without again complying with all of the provisions of Section 13.04 hereof.

            Section 13.06 Nothing in this Article 13 shall be deemed or construed to release Subtenant from liability after a subletting (other than a subletting to Sublandlord, but then only to the extent of the area so subleased to Sublandlord and only for the application period and any holdover by Sublandlord) or, an assignment, it being understood and agreed that Subtenant shall and will remain fully liable for payment of the Minimum Rent and Additional Rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Sublease on the part of Subtenant to be performed, and all acts and omissions of any assignee, licensee or sublessee or anyone claiming under or through any assignee or sublessee (other than through Sublandlord) which shall be in violation of any of the obligations of this sublease shall be deemed to be a violation by Subtenant.

            Section 13.07 No subletting or assignment will release Subtenant from any of its obligations under this Sublease. In the event of an assignment or other transfer (other than a sublease), the assignee or transferee shall be deemed to have assumed all of Subtenant's obligations under this Sublease accruing from and after the date hereof and shall be jointly and severally liable with Subtenant for all of the obligations of the Subtenant under this Sublease. If this Sublease shall be assigned or if the Long-Term Leaseback Space shall be sublet or occupied by anyone other than Subtenant, whether or not in violation of the provisions of this Sublease, then Sublandlord may collect from the assignee or transferee or, after a Default shall have occurred and be continuing, from the subtenant, and Subtenant hereby authorizes and directs such party to pay to Sublandlord, all Rent, Additional Rent and other charges payable pursuant to such instrument, with the net amount so collected applied to the Minimum Rent, Additional Rent and other charges payable under this Sublease, but no such acceptance of Rent by Sublandlord from any person other than Subtenant will be deemed a waiver by Sublandlord of any provision of this Article 13 or an acceptance by Sublandlord of the assignee, transferee or subtenant as a Subtenant, or a release of Subtenant from the further performance of the covenants and agreements to be performed by Subtenant under this Sublease.

            Section 13.08 Anything to the contrary contained herein notwithstanding, if there is a dispute between Sublandlord and Subtenant as to the right of Sublandlord to recapture the Recapture Space, Sublandlord and Subtenant agree to diligently proceed in good faith to have such dispute resolved by arbitration in the City of New York in accordance with the rules of The American Arbitration Association (or its successor) by an arbitrator selected by The American Arbitration Association (or its successor). Such arbitrator shall be an attorney with at least 10 years experience in Manhattan office leasing for First-Class Office Buildings. The costs and expenses of arbitration shall be shared equally by Sublandlord and Subtenant, but each party shall be responsible for its own costs and expenses and the fees and expenses of its own witnesses and counsel. In rendering his decision, the arbitrator shall have no power to vary, modify or amend any provision of this Sublease. A determination made by arbitration pursuant to this paragraph shall be final and binding upon the parties. The arbitrator shall be required to furnish written arbitral findings to each of the parties hereto.

            Section 13.09 If this Sublease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Sublandlord, shall be and remain the exclusive property of Sublandlord and shall not constitute property of Subtenant or of the estate of Subtenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Sublandlord's property under the preceding sentence not paid or delivered to Sublandlord shall be held in trust for the benefit of Sublandlord and shall be promptly paid to or turned over to Sublandlord.

                  (a) Any person or entity to which this Sublease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Sublease on and after the date of such assignment. Any such assignee shall execute and deliver to Sublandlord upon demand an instrument confirming such assumption. No assignment of this Sublease shall relieve Subtenant of its obligations hereunder and, subsequent to any assignment, Subtenant's liability hereunder shall continue notwithstanding any subsequent modification or amendment hereof or the release of any subsequent Subtenant hereunder from any liability, to all of which Subtenant hereby consents in advance.

                  (b) If Subtenant assumes this Sublease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Sublease on terms acceptable to Subtenant, then notice of such proposed assignment shall be given to Sublandlord by Subtenant no later than twenty (20) days after receipt by Subtenant, but in any event no later than ten (10) days prior to the date that Subtenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth (a) the name and address of such person or entity, (b) all of the terms and conditions of such offer, and (c) adequate assurance of future performance by such person or entity under the Sublease as set forth in Section 13.09(c) below, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code. Sublandlord shall have the prior right and option, to be exercised by notice to Subtenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Sublease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person or entity, less any brokerage commissions which would otherwise be payable by Subtenant out of the consideration to be paid by such person or entity in connection with the assignment of this Sublease.

                  (c) The term "adequate assurance of future performance" as used in this Sublease shall mean that any proposed assignee shall, among other things, (i) deposit with Sublandlord on the assumption of this Sublease the sum of the then Minimum Rent as security for the faithful performance and observance by such assignee of the terms and obligations of this Sublease, which sum shall be held as security by Sublandlord, (ii) furnish Sublandlord with financial statements of such assignee for the prior three (3) fiscal years, as finally determined after an audit and certified as correct by a certified public accountant, which financial statements shall show a net worth of at least six
(6) times the then Minimum Rent for each of such three (3) years, (c) grant to Sublandlord a security interest in such property of the proposed assignee as Sublandlord shall deem necessary to secure such assignee's future performance under this Sublease, and (d) provide such other information or take such action as Sublandlord, in its reasonable judgment shall determine is necessary to provide adequate assurance of the performance by such assignee of its obligations under the Sublease.

            Section 13.10 If, at any time after the originally named Subtenant herein may have assigned Subtenant's interest in this Sublease, this Sublease shall be disaffirmed or rejected in any proceeding of the types described in
Section 17.02(b), or in any similar proceeding, or in the event of termination of this Sublease by reason of any such proceeding or by reason of lapse of time following notice of termination given pursuant to Article 17 based upon any of the events of default set forth in such Section 17.02(b), any prior Subtenant, including, without limitation, the originally named Subtenant, upon request of Sublandlord given within thirty (30) days next following any such disaffirmance, rejection or termination (and actual notice thereof to Sublandlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Sublandlord), shall (1) pay to Sublandlord all Minimum Rent, Additional Rent and other items due and owing by the assignee to Sublandlord under this Sublease to and including the date of such disaffirmance, rejection or termination, and
(2) as "Subtenant", enter into a new sublease with Sublandlord of the Leaseback Space for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the date set forth in this Sublease for the expiration of the term hereof, unless sooner terminated as in such sublease provided, at the same Minimum Rent and Additional Rent and upon the then executory terms, covenants and conditions as are contained in this Sublease, except that (a) Subtenant's rights under the new sublease shall be subject to the possessory rights of the assignee under this Sublease and the possessory rights of any person claiming through or under such assignee or by virtue of any statute or of any order of any court, (b) such new sublease shall require all defaults existing under this Sublease to be cured by Subtenant with due diligence, and
(c) such new sublease shall require Subtenant to pay all escalated rent reserved in this Sublease which had this Sublease not been so disaffirmed, rejected or terminated, would have accrued under the provisions hereof after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If any such prior subtenant shall default in its obligation to enter into said new sublease for a period often (10) days next following Sublandlord's request therefor, then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Sublandlord shall have the same rights and remedies against such subtenant as if such subtenant had entered into such new sublease and such new sublease had thereafter been terminated as of the sublease commencement date thereof by reason of such subtenant's default thereunder.

            Section 13.11 With respect to any sublease of the Leaseback Space or any part thereof (a) which demises at least Twenty-Five Thousand (25,000) rentable square feet, (b) the term of which is for at least ten (10) years or for remainder of the Term, less one day, if less than 10 years then remains in the Term; (c) the rent and additional rent on account of escalations payable on a rentable square foot basis thereunder with respect to the sublet space shall be no less than the rent and additional rent on account of escalations payable on a rentable square foot basis (or, if such rent is less, the subtenant shall agree to pay same at the rate payable hereunder applicable on a pro-rata basis);
(d) the subtenant under which is, in Sublandlord's reasonable judgment, financially sound and capable of performing its obligations thereunder, and Subtenant shall have delivered to Sublandlord evidence reasonably satisfactory to Sublandlord of such financial status; (e) which shall entitle the subtenant to services (HVAC, elevators, cleaning, etc.) no more burdensome to provide than the services provided under typical leases for comparable space in First-Class Office Buildings as of the date of such sublease; and (f) which provides that, after termination of this Sublease and attornment by the subtenant to Sublandlord, the subtenant shall not, without the prior written consent of Sublandlord, sublease all or any part of the premises demised thereby or assign the sublease, except in either case, to a wholly-owned subsidiary of, or an entity wholly owning, the subtenant, or to a successor of the subtenant, by merger, sale of assets or consolidation, provided that the net worth of such successor subtenant, calculated in accordance with generally accepted accounting principles, without regard to good will, shall be at least equal to the net worth of subtenant, as so calculated, ninety (90) days prior to the succession transaction, and evidence of such net worth (in the form of current financial statements certified by a "Big Five" firm of certified public accountants or current registration statements or reports filed with the Securities and Exchange Commission) shall have been delivered to Sublandlord, Sublandlord shall, upon Subtenant's request, enter into an agreement in substantially the form attached hereto as Schedule F (a "Subtenant Non-Disturbance Agreement") with such subtenant. Any dispute as to whether any sublease complies with the provisions of this Section 13.11 shall be resolved by arbitration in accordance with Section 14.13 of the Overlease hereof, provided, however, that the form of the Subtenant Non-Disturbance Agreement shall not be subject to arbitration. If the result of such arbitration shall be adverse to Sublandlord, Sublandlord shall not be liable for damages but Sublandlord shall then execute a Subtenant Non-Disturbance Agreement. If Subtenant shall make any request under this Section

13.11, it shall reimburse Sublandlord for Sublandlord's reasonable out-of-pocket expenses (including attorneys' fees and disbursements, credit investigation fees and the fees and disbursements of other professionals) incurred by Sublandlord in order to determine if the sublease complies with clauses (a) through (d) above, but not the costs of any such arbitration. Notwithstanding anything in this Section 13.11, in no event shall the granting of a Subtenant Non-Disturbance Agreement by Sublandlord to any subtenant be deemed to create any privity of estate between Sublandlord and such subtenant prior to the date of any such attornment.

                                   ARTICLE 14

                          ALTERATIONS AND INSTALLATIONS

            Section 14.01 (a) Except as may otherwise be expressly provided in this Article 14, Subtenant shall be allowed to make any alterations, installations, additions or improvements (collectively, the "Alterations") in or to (i) the Interim Leaseback Space without Sublandlord's prior written consent; provided that any such Alterations (x) do not reduce the usable square footage of such Interim Leaseback Space and will not require any Alterations to be made to comply with Legal Requirements within the Interim Leaseback Space, and (y) are not Specialty Alterations (unless Subtenant agrees to remove such Specialty Alterations prior to the Space Delivery Date of such Interim Leaseback Space); and (ii) the Long-Term Leaseback Space without Sublandlord's prior written consent. Subtenant shall not make, without Sublandlord's consent, any Alterations to the 12th Floor, the South Building lobby or the South Building Concourse levels B-l and B-2. Notwithstanding anything to the contrary in the immediately preceding sentences, Subtenant (as Overlandlord) shall be allowed to perform the Rehabilitation Work in the Building in accordance with the terms of the Overlease. If an Alteration is a "Material Alteration" (as defined below), Subtenant shall not be allowed to make such Material Alteration without Sublandlord's prior written consent, which consent by Sublandlord shall not be unreasonably withheld, conditioned or delayed. If Subtenant disputes the reasonableness of Sublandlord's withholding of consent to any Material Alteration or to the Subtenant's Plans therefor, such dispute will be resolved by arbitration in accordance with Article 21 of the Overlease and the determination of the arbitrators shall be final and conclusive upon the parties hereto. Alterations which may unreasonably interfere with the use and enjoyment by other occupants of the Building of such occupant's space (such as, for example, core drilling) shall be done at times other than during Business Hours.

                  (b) Prior to making any Material Alterations, Subtenant shall submit to Sublandlord complete plans and specifications ("Subtenant's Plans") for such proposed Material Alterations. Notwithstanding the foregoing, Subtenant shall not be required to submit Subtenant's Plans (i) for which no plans are required to be filed with the New York City Buildings Department (or any other governmental body), and (ii) with respect to which the preparation of such plans is not customary in accordance with good construction practice, but in such event, Subtenant shall, at least five (5) days in advance of Subtenant's commencing any Alterations, nevertheless notify Sublandlord of such Alterations, which notification shall include a description, in reasonable detail, of the proposed alteration.

                  (c) Alterations are "Material Alterations" if either such Alterations or the construction thereof:

                        (i) will affect the structural integrity of the Building
                  or any of its exterior walls, roof, supporting beams, columns, floor slabs or foundations; or

                        (ii) will affect the outside appearance of the Building
                  or be visible from the ground anywhere outside the Building (excluding Subtenant's signage, which shall not be deemed to be a Material Alteration); or

                        (iii) will (y) affect the Building Systems other than
                  the distribution portions of those systems located within the Leaseback Space and exclusively serving, and which effect is confined to, the Leaseback Space (for the consequences of which effect obtain on the Leaseback Space Sublandlord shall have no responsibility hereunder) or (z) increase Sublandlord's costs of providing Building services (unless Subtenant expressly agrees in writing to reimburse Sublandlord for such increases in costs on such basis as shall be reasonably acceptable to Sublandlord and Subtenant, in which case such Alteration shall not be deemed a Material Alteration); or

                        (iv) will result in a change to, or revocation,
                  suspension or loss of, the certificate of occupancy or any other permit or license for operating and using any portion of the Building, unless only Subtenant's occupancy would be affected thereby, in which event such Alterations shall not be deemed as falling within the definition of the term Material Alterations solely by virtue of such effect and Subtenant shall obtain, at Subtenant's sole cost and expense, said certificate of occupancy or permits upon completion of the Alterations;

                        (v) will involve or alter the use of the Building's fire
                  exits and stairwells for ingress and egress to the Leaseback Space; or

                        (vi) will involve plumbing over the Sublandlord's
                  approximately 25,000 square foot data center unless (A) such plumbing is already in existence or (B) Subtenant agrees to pay for the cost of waterproofing or other protective measures to prevent the possibility of water penetration into the data center.

                  (d) Within fifteen (15) Business Days after Subtenant submits Subtenant's Plans to Sublandlord, Sublandlord shall notify Subtenant whether or not Sublandlord consents to such Material Alterations. Any withholding of Sublandlord's consent shall include a written explanation of the grounds therefor in reasonable detail which specifically references the specific aspects of Subtenant's Plans which are unacceptable. Successive submissions of Subtenant's Plans may be made by Subtenant to Sublandlord based upon a disapproval of a prior submission or Subtenant's desire to change Subtenant's Plans which have been previously approved by Sublandlord, which changes would require Sublandlord's reapproval in accordance herewith. The foregoing mechanism for submission, objection and approval of Subtenant's Plans shall apply to each submission and each resubmission of Subtenant's Plans (and any changes thereto requiring Sublandlord's reapproval) with respect to any Material Alterations. If Sublandlord shall approve elements of Subtenant's Plans that can, in accordance with good engineering and construction practice, be constructed independent of any portion of Subtenant's Plans that were not approved by Sublandlord and which may be completed without any adverse affect to the items referred to in clauses (i) through (iii) of
Section 14.01(c) of this Sublease and do not involve the use of the items referred to in clause (iv) of said Section 14.01(c), Subtenant shall, subject to the terms, conditions and provisions of this Article 14, have the right, at its sole risk, cost and expense, to construct those elements so approved by Sublandlord. If Sublandlord fails to furnish Subtenant with such written explanation within fifteen (15) Business Day's period, Subtenant may, at its option, serve Sublandlord with a notice in accordance with Article 24 of the Overlease, which notice to be effective must make specific reference to this
Section 14.0 1(c) and set forth in bold upper case type that "SUBLANDLORD'S FAILURE TO RESPOND TO SUBTENANT'S PRIOR SUBMISSION OF SUBTENANT'S PLANS WITHIN FIFTEEN (15) BUSINESS DAYS OF SUBLANDLORD'S RECEIPT OF THE NOTICE SHALL BE DEEMED AN APPROVAL OF THE PROPOSED MATERIAL ALTERATIONS", and if Sublandlord does not furnish Subtenant with its disapproval or withholding of consent with an explanation of the grounds therefor in reasonable detail which specifically references the specific aspects of Subtenant's Plans which are unacceptable within fifteen (15) Business Days after Sublandlord's receipt of the notice, Subtenant's Plans shall be deemed approved. Pending Sublandlord's consent (or deemed consent) to Material Alterations, Subtenant shall not commence all or any portion of the work for such Material Alterations. Any Alteration shall be performed in a manner that reasonably minimizes any interference with or inconvenience to Sublandlord and/or other subtenants of the Building and shall be completed with the Plans and Specifications approved by Sublandlord to the extent required. Upon completion of any Material Alteration for which Subtenant's Plans were required to be submitted to Sublandlord pursuant to this
Section 14.01(b), Subtenant shall deliver to Sublandlord three (3) complete sets (mylar and computer digitized in AutoCADD Version 12, or the then current digitized system used by Sublandlord, provided such then current system is then generally accepted in the real estate industry in New York City) of final as-built plans (or as-built plans or final construction plans with field notes marked) for such Material Alteration. In addition, if Subtenant is not otherwise required to deliver such as-built plans but has actually prepared plans showing as-built conditions, Subtenant shall deliver the same to Sublandlord promptly upon completion thereof.

            Section 14.02 (a) All Alterations shall at all times comply with all Legal Requirements and Insurance Requirements. Subtenant, at its expense, shall
(i) obtain all necessary municipal and other governmental permits, licenses, authorizations, approvals and certificates for the commencement and prosecution of such Alterations and for final approval thereof upon completion, (ii) obtain all insurance certificates with respect to insurance, if any, which Subtenant is required to carry during performance of work leading to, and through, the completion of the Alterations and (iii) deliver three (3) copies of such insurance certificates to Sublandlord prior to commencing the construction of the Alterations in question. If Subtenant's execution alone would not be sufficient to obtain the following, Sublandlord shall promptly execute and deliver (or cause to be executed and delivered), all factually correct and lawful applications and consents required by Legal Requirements and/or Insurance Requirements to be filed in order to enable Subtenant to obtain the permits, authorizations, licenses, approvals and certificates referred to in clause (i) of this paragraph (a) of Section 14.02, and will otherwise reasonably cooperate, with Subtenant and take actions reasonably requested by Subtenant in order to obtain the same, provided Sublandlord thereby incurs no expense which is not reimbursed by Subtenant and no liability related to the Alterations proposed by Subtenant or the documents requested by Subtenant to be executed by Sublandlord, unless in each event Subtenant has agreed to indemnify Sublandlord in respect thereof to Sublandlord's reasonable satisfaction.

                  (b) All work leading to, and through, the completion of all Alterations shall be performed so as not to unreasonably interfere with the occupancy of Sublandlord (or any other occupant or tenant) or materially delay Sublandlord in the construction, maintenance, cleaning, repair, safety, management, security or operation of the Building or the Building's systems. If any additional out-of-pocket expenses shall be incurred or paid for by Sublandlord as a direct result of Subtenant's performance under this Article 14, Subtenant shall pay such additional out-of-pocket expenses to Sublandlord within thirty (30) days after demand.

                  (c) Throughout the making of all Alterations, Subtenant, at its expense, shall carry or cause to be carried the insurance coverages required to be carried pursuant to Article 9 of this Sublease. Subtenant shall furnish Sublandlord with satisfactory evidence that such insurance is in effect before the commencement of such Alterations and, on request, at reasonable intervals thereafter.

                  (d) Subtenant, at its expense, shall promptly procure the cancellation or discharge of all notices of violations of Legal Requirements arising from or related to Alterations, but nothing contained herein or elsewhere in this Sublease shall be, or be deemed to be, an acquiescence or consent by Sublandlord to the existence or continuation of any such violation or relieve or release Subtenant from its obligations under this Article.

                  (e) Subtenant shall promptly pay the cost of such Alterations to the extent due and payable to the contractors and suppliers performing the same, but the failure to do so shall not be a default under the Sublease. Notice is hereby given that neither Sublandlord, Sublandlord's agents, or any other party claiming by, through or under Sublandlord or Sublandlord's agents shall be liable for any labor or materials furnished or to be furnished to Subtenant upon credit, and that no mechanics' or other lien for such labor or materials shall attach to or affect any estate or interest of Sublandlord.

                  (f) Subtenant shall have the right, either directly or indirectly, to employ or permit the employment of any contractor, mechanic, supplier, vendor, materialman or laborer in the Leaseback Space so long as the employment or use of such contractor, mechanic, supplier, vendor, materialman or laborer would not violate Sublandlord's union contracts or Sublandlord's contractors' (or their subcontractors') union contracts affecting the Building, or create any jurisdictional dispute with other contractors, mechanics, suppliers, vendors, materialmen or laborers engaged by Sublandlord or the agents of Sublandlord, it being understood and agreed that it shall be deemed reasonable for Sublandlord to rely on the written advice of its counsel in the determination of any of the foregoing. Subject to Subtenant furnishing Sublandlord with a reasonably acceptable confidentiality agreement, a copy of such advice will be forwarded to Subtenant promptly following Subtenant's written request therefor.

                  (g) Sublandlord's review of, approval of, or consent to, Subtenant's Plans shall not be deemed to be an agreement, warranty or representation by Sublandlord that the contemplated Material Alterations are fit for their intended use or comply with any Legal Requirements or Insurance Requirements or the certificate of occupancy for the Building nor shall same be deemed a waiver by Sublandlord of compliance by Subtenant with any of the terms, provisions, covenants, conditions and agreements of this Sublease, or a warranty or representation as to the adequacy, correctness or efficiency thereof.

                  (h) Subtenant shall pay to Sublandlord within thirty (30) days after demand, as Additional Rent, Sublandlord's reasonable out-of-pocket costs and expenses (including the fees of any architect or engineer employed or retained by Sublandlord for such purpose, but excluding any "in-house" charge or attribution of overhead or supervision costs for services rendered or provided by Sublandlord's employees in connection with the same) for reviewing Subtenant's Plans for Material Alterations.

            Section 14.03 Subtenant acknowledges that it understands that Sublandlord shall have the right to adopt and thereafter modify, from time to time, reasonable general tenant guidelines for the Building covering construction, maintenance, repair or other work. Subtenant agrees that all repairs, renovations, alterations, installations, additions and Alterations and other activities within the scope of the general tenant guidelines for the Building (including, without limitation, fire protection, life safety, plumbing, HVAC, mechanical, electrical and communications systems) effected by or on behalf of Subtenant in the Leaseback Space shall be conducted in accordance with and pursuant to the aforesaid tenant guidelines (as same may be reasonably amended by Sublandlord from time to time), as well as any applicable governmental requirements and regulations. Subtenant agrees that it is its responsibility to ensure that Subtenant and those working for Subtenant comply with the aforesaid tenant guidelines as well as any other applicable governmental requirements and regulations. Sublandlord shall (a) not enforce against Subtenant any of the general tenant guidelines which Sublandlord is not then enforcing against all the other occupants of the Building and observing itself, (b) not unreasonably withhold or delay its consent from Subtenant for any approval required under the general tenant guidelines; and (c) exercise its judgment in good faith in any instance providing for the exercise of its judgment in the general tenant guidelines. In the case of any conflict or inconsistency between the provisions of this Sublease and any of the general tenant guidelines, the provisions of this Sublease shall control. If Subtenant disputes the reasonableness of any additional rule or regulation hereafter adopted by Sublandlord, the dispute shall be determined by arbitration in accordance with Article 21 of the Overlease and, to the extent and for the duration that Subtenant disputes the same, Subtenant shall not be deemed to be in default under this Sublease as a result of a failure to comply with the same, unless the failure to comply with the same shall result in a violation of Legal Requirements, Insurance Requirements, or any mortgage or ground lease to which the Sublease is subordinate. Any such determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional rule or regulation upon Subtenant's part shall be deemed waived unless the same shall be asserted by service of a notice upon Sublandlord within thirty (30) days after receipt by Subtenant of notice of the adoption of any such additional rule or regulation.

            Section 14.04 Notwithstanding anything to the contrary contained in this Article 14, Subtenant agrees that prior to commencing any Alterations Subtenant will first comply with the terms and provisions set forth in Section
9.6 of the Overlease.


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

                                   ARTICLE 15

                        DESTRUCTION--FIRE OR OTHER CAUSE

            Section 15.01 If the Building shall be partially damaged or destroyed, or if the Leaseback Space shall be partially damaged or destroyed, by fire, casualty or other cause, then whether or not the damage or destruction shall have resulted from the fault or neglect of Subtenant, or its servants, employees, agents, visitors or licensees (and if this Sublease shall not have been cancelled as in this Article hereinafter provided), Sublandlord will promptly and with due diligence and continuity repair the damage, and restore, replace, and rebuild the Building and the Leaseback Space at its expense in accordance with the provisions of the Overlease, after notice to it of the damage or destruction; provided, however, that Sublandlord shall not be required to repair or replace any of Subtenant's personal property, which repairs or replacements to Subtenant's personal property shall be made by Subtenant, at its own expense and subject to the provisions of this Sublease. If the Leaseback Space shall be partially damaged or partially destroyed, the Minimum Rent and Additional Rent payable hereunder shall be proportionately abated (on a per square foot basis) to the extent that the Leaseback Space shall have been rendered untenantable or unfit for the conduct of Subtenant's business in substantially the manner in which such business was being conducted immediately prior to such casualty, and if Subtenant does not occupy such damaged or destroyed part of the Leaseback Space for the conduct of business, for the period from the date of such damage or destruction (the "Damage Date") to the date that the damage shall be repaired or restored. If the Leaseback Space or a major part thereof shall be totally, or substantially totally, damaged or destroyed or rendered completely, or substantially completely, untenantable or unfit for the conduct of Subtenant's business in substantially the manner in which such business was being conducted immediately prior to such fire, casualty or other cause then the Minimum Rent and Additional Rent shall completely abate as of the Damage Date until Sublandlord shall repair, restore, replace and rebuild the Leaseback Space as provided in the first sentence of this Section 15.01; provided, however, that, should Subtenant reoccupy a portion of the Leaseback Space for the purpose of conducting business during the period the restoration work is taking place pursuant to this Section 15.01 and prior to the date when the same is made completely tenantable, Minimum Rent and Additional Rent shall be apportioned and be payable by Subtenant in proportion to the part of the Leaseback Space occupied by it.

            Section 15.02 Within sixty (60) days after total or substantially total damage or destruction to the Leaseback Space or a major part thereof, Sublandlord shall deliver to Subtenant a statement prepared by a reputable contractor or architect setting forth such party's estimate of the time required to repair such damage. If the estimated period exceeds thirty-six (36) months from the Damage Date, Subtenant may elect to terminate this Sublease by notice to Sublandlord not later than sixty (60) days following receipt of such statement. Such architect's estimate shall not assume the use by Sublandlord of any overtime labor unless Sublandlord agrees to employ same. If Subtenant shall reasonably dispute whether the restoration may or may not be completed by Sublandlord within thirty-six (36) months from the date of the casualty, the determination of whether the restoration may or may not be completed within said period of thirty-six (36) months shall be determined by the Appropriate Construction Manager, and the sixty (60) day period for giving of a notice of termination shall commence upon the receipt by Sublandlord and Subtenant of such Appropriate Construction Manager's estimate of such rebuilding time. In any case of total or substantially total damage or destruction to the Leaseback Space or a major part thereof, Subtenant shall have the right to terminate this Sublease if Sublandlord shall not have completed the repair or restoration thereof within thirty-six (36) months after the Damage Date unless the estimated period for such repair and restoration was calculated to exceed thirty-six (36) months in accordance with the foregoing provisions of this Section 15.02, and Subtenant shall not have exercised its termination right.

            Section 15.03 In case the Leaseback Space shall be substantially damaged or destroyed by fire or other cause at any time during the last two (2) years of the then term of this Sublease, then either Sublandlord or Subtenant may cancel this Sublease and the term hereby granted upon written notice to the other party hereto given within sixty (60) days after such damage or destruction; provided, that neither Sublandlord nor Subtenant shall have the right to cancel this Sublease if, prior to the Damage Date or within sixty (60) days after the Damage Date: (I) Subtenant shall have delivered, or shall deliver, to Sublandlord notice (a "Subtenant Extension Notice") of its irrevocable election to extend this Sublease pursuant to Section 19.01 hereof, and (II) Sublandlord, as Tenant under the Overlease, shall have delivered, or shall deliver, to Overlandlord, notice (a "Sublandlord Extension Notice") of its irrevocable election to extend the Overlease pursuant to Article 29 of the Overlease. If both the Subtenant and Sublandlord Extension Notices shall have been duly given, then neither Sublandlord nor Subtenant may elect to terminate this Sublease with respect to any portions of the Leaseback Space which is the subject of such extension, other than on the basis set forth in Section 15.02 of this Sublease. Notwithstanding the foregoing, if (a) only Subtenant shall have duly given a Subtenant Extension Notice, but Sublandlord shall not have given a Sublandlord Extension Notice, and (b) Sublandlord shall have timely delivered to Subtenant a notice to terminate this Sublease pursuant to the provisions of
Section 15.03, then Sublandlord shall have the right to terminate this Sublease in accordance with such termination notice, provided and on condition that within ten (10) Business Days after the later of Sublandlord's receipt of the Extension Notice or Sublandlord's giving of the termination notice, Sublandlord, as Tenant under the Overlease, shall deliver to Subtenant, as Overlandlord, a notice irrevocably waiving all of Sublandlord's rights to extend the term of the Overlease pursuant to Article 29 of the Overlease. Notwithstanding the foregoing, in the event Subtenant elects to make the repairs to the Leaseback Space, this Sublease shall continue (subject to the rent abatements provided herein) and Sublandlord shall pay to Subtenant the insurance proceeds from Sublandlord's insurer plus the amount of any deductible.

            Section 15.04 Except to the extent expressly set forth in this
Article 1 5, neither Sublandlord nor Subtenant shall have any right to terminate this Sublease in the event of fire or other casualty. Furthermore, notwithstanding anything to the contrary in this Article 15, as long as MetLife is the Subtenant and Credit Suisse First Boston (USA), Inc. (and its present and future Affiliates and any successors thereto by merger, consolidation or corporate reorganization or sale of substantially all of its assets ("CSFB")) is the Sublandlord under this Sublease, MetLife agrees that it will not exercise any termination right under this Article 15 (other than as provided in Section 15.03).

            Section 15.05 In the event of the termination of this Sublease pursuant to the provisions of this Article, this Sublease shall expire as fully and completely on the date fixed in such notice of termination as if that were the date definitely fixed for the expiration of this Sublease, but the Minimum Rent and Additional Rent shall be apportioned and shall be paid up to and including the Damage Date and any prepaid Minimum Rent or prepaid Additional Rent shall be refunded to Subtenant.

            Section 15.06 No damages, compensation or claim shall be payable by Sublandlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Leaseback Space or of the Building, made in the manner required by this Article 15 hereof.

            Section 15.07 The provisions of this Article 15 shall be considered an express agreement governing any case of damage or destruction of the Building or the Leaseback Space by fire or other casualty, and Section 227 of the Real Property Law of the State of New York and any other law of like import now or hereafter in force providing for such contingency, shall have no application.

            Section 15.08 Subtenant shall, on an annual basis, report to Sublandlord the replacement value of the Leaseback Space for purposes of Sublandlord carrying the appropriate amount of insurance. If Subtenant fails to report (for any year) any increased value in the Leaseback Space, Sublandlord shall only be responsible to restore the Leaseback Space to the extent of the insurance proceeds received by Sublandlord based on Subtenant's report to Sublandlord of the replacement value of the Leaseback Space.

                                   ARTICLE 16

                                  CONDEMNATION

            Section 16.01 Total Taking. In the event of the Taking of the entire Leaseback Space, this Sublease, the Sublease Term and the estate hereby granted shall forthwith cease and terminate as of the date of vesting of title (the "date of taking"), and the award in condemnation shall be divided and distributed in accordance with the provisions of Article 16 of the Overlease.

            Section 16.02 Partial Taking.

                  (a) In the event that any part of the Leaseback Space shall be so condemned or taken, then this Sublease shall be and remain unaffected by such condemnation or taking, except that the Minimum Rent and Additional Rent allocable to the part so taken shall be apportioned (on a per square foot basis) as of the date of taking, provided, however, that (a) Subtenant may elect to cancel this Sublease (i) in the event the area of the Leaseback Space remaining following the condemnation or taking shall not be sufficient, in the reasonable judgment of Subtenant, to enable Subtenant to continue the operation of its business therein in substantially the manner in which such business was being conducted immediately prior to such taking, or (ii) if such taking materially adversely impairs the means of access to the Leaseback Space or the entrances or lobby of the Tower or Building. Upon such partial taking and this Sublease continuing in force as to any part of the Leaseback Space not so taken, the Minimum Rent and Additional Rent shall be adjusted proportionately. If as a result of the partial taking (and this Sublease continuing in force as to the part of the Leaseback Space not so taken) such part is damaged, Sublandlord agrees to promptly restore the damaged portion remaining after the taking, to the condition existing immediately prior to the taking.

                  (b) In the event of a Taking which does not result in a termination of this Sublease pursuant to this Section 16.02, this Sublease shall terminate and expire with respect only to the portion of the Leaseback Space so taken, on and as of the date of taking. In all other respects this Sublease shall remain in full force and effect except that Subtenant shall be entitled, after such date, to a reduction in the Minimum Rent and Additional Rent in the proportion which the area of the Leaseback Space so taken bears to the total area of the Leaseback Space at the time of such Taking.

                  (c) Nothing hereinabove provided shall (in the event the Sublease is terminated as above provided) preclude Subtenant from appearing, claiming, proving and receiving in the condemnation proceeding, Subtenant's moving expenses, and the value of Subtenant's personal property. In the event that Subtenant is not permitted to make a separate claim for such items in such proceeding, Sublandlord shall prosecute all claims in such proceeding on behalf of both Sublandlord and Subtenant, in which event Subtenant may, if it so elects and at its expense, join with Sublandlord in such proceeding, retain co-counsel, attend hearings, present arguments and generally participate in the conduct of the proceeding; provided, however, that, if Sublandlord incurs any additional expense because of Subtenant's exercising its fights under this sentence, Subtenant will bear such additional expense.

                  (d) Sublandlord, at its sole cost and expense and whether or not the proceeds shall be sufficient for the purpose, shall proceed, within forty (40) days after such Taking, with diligence and continuity, to repair, alter (including any necessary demolition and reconstruction) and restore the remaining part of the Leaseback Space to substantially their former condition, so as to constitute a complete structure suitable for the purposes the Leaseback Space are being used for as of the date hereof. All repairs, alterations, restorations or demolition conducted by Sublandlord as a result of a partial Taking, including temporary repairs for the protection of the Improvements or other property pending the completion thereof, are referred to in this Article as the "Partial Restoration."

                  (e) The conditions under which the Partial Restoration is to be performed and the method of proceeding with and performing the same shall be governed by all of the provisions of Article 9 of the Overlease; and the cost of the Partial Restoration shall include the reasonable fees of the Construction Manager.

            Section 16.03 Temporary Taking. In the event of a Taking of the whole or any part of the Leaseback Space or of Subtenant's interest in this Sublease for a temporary use or occupancy, the Sublease Term shall not be reduced or affected in any way; provided, however, that the Rents allocable to the period of such temporary taking shall be abated. Subtenant shall continue to perform and observe all of the other terms of this Sublease (other than the payment of Minimum Rent and Additional Rent) as though such temporary taking had not occurred to the extent that such performance and observance is reasonably practicable without possession of the Leaseback Space. Sublandlord shall be entitled to the portion of the award or compensation for such temporary Taking equal to the Rents payable hereunder during the period covered, and Subtenant shall be entitled to the portion of the award or compensation for such temporary Taking equal to the reasonable and actual expenses that Subtenant incurs in connection with relocation to alternate space for the period of such temporary Taking.

            Section 16.04 Arbitration. If the order or decree in any condemnation or similar proceedings shall fail to determine the separate amounts to be awarded to those who are entitled to such amounts hereunder, and if Sublandlord and Subtenant do not agree thereon within thirty (30) days after the final award or awards shall have been fixed and determined, such separate amounts shall be determined by arbitration, but the arbitrators shall be bound by the provisions of this Article 16 in the division of such award or awards.

            Section 16.05 Right to Appear. Sublandlord and Subtenant shall each have the right, at their own expense, to appear in any condemnation proceeding and to participate in any and all hearings, trials and appeals therein.

            Section 16.06 Notice. In the event Sublandlord or Subtenant shall receive notice of any proposed or pending Taking affecting the Leaseback Space, the party receiving such notice shall promptly notify the other party of the receipt and contents thereof.

            Section 16.07 Termination. Notwithstanding anything to the contrary contained in this Article 16, Subtenant agrees that as long as MetLife is the Subtenant and CSFB is the Sublandlord under this Sublease, MetLife agrees that it will not exercise any termination right under this Article 16.

                                   ARTICLE 17

             CONDITIONAL LIMITATIONS; SUBTENANT'S DEFAULTS; REMEDIES

            Section 17.01 Each of the following shall constitute a "Default" by Subtenant under this Sublease:

                  (a) If (i) Subtenant fails to pay any item of Additional Rent on the due date and such failure continues for fifteen (15) days after notice from Sublandlord to Subtenant of the failure to pay the same or (ii) Subtenant fails to pay any installment of Minimum Rent within five (5) days after notice from Sublandlord to Subtenant of the failure to pay the same (a "Monetary Default");

                  (b) (i) If Subtenant shall commence or institute any case, proceeding or other action (x) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (y) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property;

                        (ii) If Subtenant shall make a general assignment for
                  the benefit of creditors;

                        (iii) If any case, proceeding or other action shall be
                  commenced or instituted against Subtenant (x) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign. relating to bankruptcy, insolvency, reorganization or relief of debtors, or (y) seeking appointment of a receiver, trustee. custodian or other similar official for it or for all or any substantial part of its property, which in either of such cases (A) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (B) remains undismissed for a period of sixty (60) days;

                        (iv) If any case, proceeding or other action shall be
                  commenced or instituted against Subtenant seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its property or against its interest in this Sublease which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof;

                        (v) If a trustee, receiver or other custodian is
                  appointed for all or substantially all of the assets of Subtenant or against Subtenant's interest in this Sublease, which appointment is not vacated or stayed within seven (7) Business Days; or

                        (vi) If any execution or attachment shall be issued
                  against Subtenant or any of Subtenant's property whereupon the Leaseback Space shall be taken or occupied by someone other than Subtenant;

                  (c) If Subtenant shall default in the observance or performance of any term, agreements, covenant, provision or condition of this Sublease on Subtenant's part to be observed or performed (other than those specified in clauses (a) or (b) of this Section 17.02), and if Subtenant shall have failed to comply with or remedy any default specified in this clause (c) within thirty (30) days after notice thereof from Sublandlord, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within thirty (30) day period, and if Subtenant shall not have diligently commenced curing such default within such thirty (30) day period, and if Subtenant shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default.

                  (d) If there shall be any material default by Subtenant under the Shared Services Agreement and if Subtenant shall have failed to comply with or remedy any such default within sixty (60) days after notice thereof from Sublandlord, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said sixty
(60) day period, and if Subtenant shall not have diligently commenced curing such default within such sixty (60) day period, and if Subtenant shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default.

      In each such event set forth in clauses (a), (c) or (d) of this Section 17.01, Sublandlord may, at its option, serve a second written notice ("Second Default Notice") upon Subtenant, which such notice shall specifically refer to this Section 17.01 and shall state in bold, uppercase type on the first page thereof FAILURE TO CURE THE DEFAULT DESCRIBED HEREIN WITHIN TWO DAYS FROM THE DATE HEREOF IN THE CASE OF A MONETARY DEFAULT OR FIVE DAYS FROM THE DATE HEREOF IN THE CASE OF A NON-MONETARY DEFAULT SHALL RESULT IN A TERMINATION OF THE SUBLEASE AT ONE MADISON AVENUE.

            Section 17.02 In the case of (a) a Default described in Section 17.01(b), (b) a Default described in Section 17.01(a) which is not cured by Subtenant within two (2) days from receipt of the Second Default Notice and/or
(c) a Default described in Section 17.01(c) or (d) which is not cured by Subtenant within five (5) days from receipt of the Second Default Notice, Sublandlord may, at its option, serve a written five (5) days' notice of cancellation of this Sublease upon Subtenant, and upon the expiration of said five (5) days, this Sublease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the Expiration Date and Subtenant shall then quit and surrender the Leaseback Premises to Sublandlord but Subtenant shall remain liable as hereinafter provided.

            Section 17.03 If the five (5) day notice provided for in Section
17.02 hereof shall have been given, and the Sublease Term shall expire as aforesaid, then, Sublandlord may re-enter the Leaseback Space and dispossess Subtenant and the legal representative of Subtenant or other occupants of the Leaseback Space by summary or other legal proceedings and remove their effects and hold the Leaseback Space as if this Sublease had not been made.

            Section 17.04 Notwithstanding any expiration or termination prior to the Sublease Expiration Date as set forth in Article 17, Subtenant's obligation to pay Minimum Rent and Additional Rent under this Sublease shall continue to cover all periods up to the Sublease Expiration Date.

            Section 17.05 Anything contained in this Article 17 to the contrary notwithstanding, if any termination of this Sublease pursuant to this Article 17 shall be stayed by order of any court having jurisdiction over any proceeding described in Section 17.01(b) hereof, or by federal or state statute, then, following the expiration of any such stay, Subtenant or Subtenant, as debtor-in-possession, shall fail to assume Subtenant's obligations under this Sublease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Subtenant or Subtenant as debtor-in-possession shall fail to provide adequate protection of Sublandlord's right, title and interest in and to the Leaseback Space or adequate assurance of the complete and continuous future performance of Subtenant's obligations under this Sublease as provided in Section 13.09(c), Sublandlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Sublease on five (5) days' notice to Subtenant, Subtenant as debtor-in-possession or said trustee and upon the expiration of said five (5) day period this Sublease shall cease and expire as aforesaid and Subtenant, Subtenant as debtor-in-possession or said trustee shall quit and surrender the Leaseback Space as aforesaid.

      If at any time, (i) Subtenant shall be comprised of two (2) or more persons, or (ii) Subtenant's obligations under this Sublease shall have been guaranteed by any person other than Subtenant, or (iii) Subtenant's interest in this Sublease shall have been assigned, the word

"Subtenant", as used in Section 17.0 1(b), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Subtenant's obligations under this Sublease. Any monies received by Sublandlord from or on behalf of Subtenant during the pendency of any proceeding of the types referred to in
Section 17.01(b) shall be deemed paid as compensation for the use and occupation of the Leaseback Space and the acceptance of any such compensation by Sublandlord shall not be deemed an acceptance of rental or a waiver on the part of Sublandlord of any rights under this Article 17.

            Section 17.06 In the event of any Default which shall result in a termination of this Sublease or a re-entry and dispossession as set forth in this Article 17, Sublandlord shall have the remedies set forth in Sections 18.1, 18.2, 18.3 and 18.4 of the Overlease.

                                   ARTICLE 18

                                    ELECTRIC

            Section 18.01 Submetered Electricity for Long-Term Leaseback Space.

                  (a) Sublandlord shall provide electric energy to the Long-Term Leaseback Space in accordance with the provisions of this Article 18. Subtenant shall pay to Sublandlord, in consideration of the furnishing of such electric energy to the Long-Term Leaseback Space, during the Sublease Term, an amount (the "Electricity Submeter Charge") equal to (x) the amount Sublandlord actually pays to the utility company to provide electricity to the Long-Term Leaseback Space, or the applicable portion thereof, including all applicable surcharges, demand charges, time-of-day charges, energy charges, fuel adjustment charges, rate adjustment charges, taxes and other sums payable in respect thereof based on Subtenant's demand and/or consumption of electricity (and/or any other method of quantifying Subtenant's use of or demand for electricity as set forth in the utility company's tariff) as registered on a meter or submeter (to be installed by Subtenant at Subtenant's cost and expense) for purposes of measuring such demand, consumption and/or other method of quantifying Subtenant's use of, or demand for, electricity (it being agreed that such meter or submeter shall measure demand and consumption, and off-peak and on-peak use, in either case to the extent such factors are relevant in making the determination of Sublandlord's cost) plus (y) an amount equal to the out-of-pocket costs and expenses incurred by Sublandlord in connection with reading such meters and preparing the bills therefor. Subtenant, from time to time, shall have the right to review Sublandlord's meter readings, and Sublandlord's calculation of the Electricity Submeter Charge, at reasonable times and on reasonable prior notice, by giving notice thereof to Sublandlord. Any disputes with respect to such readings shall be resolved by arbitration in accordance with Article 21 of the Overlease. If any such meters or submeter(s) shall not have been installed and in working order in any portion of the Long-Term Leaseback Space on or before the Sublease Commencement Date, then Subtenant shall pay to Sublandlord, for electricity furnished to such portion of the Long-Term Leaseback Space during the period commencing on the Sublease Commencement Date and ending on the date on which said submeter(s) shall have been installed and be in good working order, a monthly sum equal to the quotient obtained by dividing (x) the product of the rentable area of such portion of the Long-Term Leaseback Space and $2.50 (as adjusted by CPI, as defined in Section 18.02), by (y) twelve (12). Said charge shall be payable on the first day of every calendar month during the applicable period, as Additional Rent, and shall be pro-rated with respect to any partial month.

                  (b) Where more than one meter measures the electricity supplied by Sublandlord to the Long-Term Leaseback Space, the electricity rendered through each meter shall be aggregated and computed and billed in accordance with the provisions hereinabove set forth. Bills for the Electricity Submeter Charge shall be rendered to Subtenant at such time as Sublandlord may elect, but no more frequently than monthly, and Subtenant shall pay the amount shown thereon to Sublandlord within thirty (30) days after receipt of such bill. All submeters shall be read by an electrical consultant retained by Sublandlord or an energy management system in the Building installed by Sublandlord. Any disputes with respect to such readings shall be resolved by arbitration in accordance with Article 21 of the Overlease. Subtenant may install a totalizer in connection with the submeters measuring Subtenant's electricity.

                  (c) Notwithstanding anything to the contrary in this Sublease or the Overlease, in no event shall (i) the Electricity Submeter Charge reflect any discount available through the New York City Public Utility Service or Consolidated Edison due to the IDA benefits available to Sublandlord or (ii) Sublandlord obtain the benefit of any discount available through the New York City Public Utility Service or Consolidated Edison due to the IDA benefits available to Subtenant.

            Section 18.02 Electric Charges for Interim Leaseback Space. Subtenant shall pay to Sublandlord, as Additional Rent, with respect to the Interim Leaseback Space, an annual charge for electricity furnished to the Interim Leaseback Space (the "Interim Electric Charge") equal to the product of (i) $2.50 per annum, as adjusted by CPI, as hereinafter defined, and (ii) the number of rentable square feet contained in the Interim Leaseback Space from time to time, which amount shall be payable in equal monthly installments in advance on the first day of each calendar month during the Sublease Term together with each monthly installment of Minimum Rent. As used in this Article, "adjusted by CPI" shall mean that the amount in question shall be adjusted on the first day of January, 2003 and each January 1 thereafter, by adding to $2.50, an amount equal to the product of (i) $2.50 and (ii) the percentage of increase, if any, in the Consumer Price Index for January 1 in question over the Consumer Price Index for January 1, 2002. "Consumer Price Index" shall mean the Consumer Price Index for all Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, New York-Northeastern New Jersey Area (1982-84 = 100), or any successor index thereto. In the event that the Consumer Price Index is converted to a different standard reference base or otherwise shall be made with the use of such other conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of other such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information, provided that if there shall be no successor index and the parties shall be unable to agree on a substitute index within thirty (30) days, or if the parties shall fail to agree on the appropriate adjustment of such successor or substitute index within thirty (30) days, a substitute index or the appropriate adjustment of a successor or substitute index, as the case may be, shall be determined by arbitration pursuant to Article 21.

            Section 18.03 Use of Electricity. Subject to the provisions of this
Article 18, Sublandlord shall furnish a demand electric load to the electrical closets servicing the Leaseback Space of six (6) watts per useable square foot in the Leaseback Space (exclusive of base Building HVAC). Subtenant's use of electricity in the Leaseback Space shall not at any time exceed the capacity of any of the electrical conductors, machinery and equipment in or otherwise servicing the


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

Leaseback Space. All additional risers or other equipment required to supply Subtenant's electrical requirements (in excess of the electrical load specified in this Section 18.03) shall be provided by Subtenant.

            Section 18.04 Interruption of Electric Service. Subject to the provisions of Section 12.02 hereof, Sublandlord shall not be liable in any way to Subtenant for any failure or defect in the supply or character of electricity, steam or other utilities furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or steam or for any other reason unless that same shall be attributable to the negligence or willful misconduct of Sublandlord or its agents, employees, contractors or representatives or anyone claiming under or through Sublandlord.

                                   ARTICLE 19

                                 RENEWAL OPTIONS

            Section 19.01 Provided that

                  (a) the Sublease has not been earlier terminated (not including the temporary termination allowed under Section 13.04(b)), and

                  (b) no Monetary Default (which the aggregate unpaid amount equals or exceeds $50,000) or material non-monetary Default exists at the time of the exercise of the within applicable option or at the commencement of the applicable Extension Term, and

                  (c) Subtenant, as of the date that Subtenant exercises the within applicable option and the commencement of the applicable Extension Term, occupies at least seventy-five (75%) percent of the Renewal Option Space, as hereinafter defined (it being agreed that for purposes of calculating the amount of space occupied by Subtenant, there shall be included any space which Subtenant would be occupying but for (x) the untenantability thereof, or (y) the then actual performance therein of Alterations for Subtenant's own use), then Subtenant shall have the right to extend the term of this Sublease with respect to the Leaseback Space, or a portion thereof, as hereinafter set forth, for three (3) successive extension periods of five (5) years each (hereinafter referred to individually as an "Extension Term" and collectively as the "Extension Terms"), the first of which periods (the "First Extension Term") shall commence on the day following the last day of the initial Sublease Term (provided the initial Sublease Term shall not have been theretofore terminated), the second of which periods (the "Second Extension Term") shall commence on the day following the last day of the First Extension Term (provided the First Extension Term shall not have been theretofore terminated) and the third of which periods (the "Third Extension Term") shall commence on the day following the last day of the Second Extension Term (provided the Second Extension Term shall not have been theretofore terminated). In connection with Tenant's exercise of any of its options provided in this Section 19.01, Subtenant shall have the right to extend the Sublease Term on all of the Leaseback Space as of the exercise of the option in question or on less than all such space provided that (a) as to such lesser space located in the Tower, same consists of entire floors of contiguous office space in the Tower starting from the highest floor of office space in the Tower demised to Subtenant as of Subtenant's exercise of said


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

option, it being agreed that notwithstanding the foregoing, such lesser space may, at Subtenant's election also include the portions of the South Building 11th floor and 10th floor set back and/or the portions of the Tower 2nd floor then constituting the Long Term Leaseback Space, and/or the rentable square footage in the Tower lobby and/or the portion of Tower concourse level B-2 initially demised hereunder, and (b) Subtenant specifies in its notice of the exercise of the option in question the space on which it is exercising said option (the "Renewal Option Space").

            Section 19.02 The options described in Section 19.01 hereof shall be exercisable only in the following manner: Subtenant shall, no later than thirty-six (36) months prior to the last day of the (i) initial Sublease Term, in the case of the First Extension Term, (ii) the First Extension Term, in the case of the Second Extension Term and (iii) the Second Extension Term, in the case of the Third Extension Term, give to Sublandlord written notice (the "Exercise Notice"), pursuant to and in accordance with the terms of Article 26 hereof, of Subtenant's election to extend this Sublease on the covenant terms, provisions, agreements and conditions as hereinafter provided in this Article. In the event of the failure of Subtenant to give the Exercise Notice in accordance herewith with respect to any of Subtenant's options hereunder, Sublandlord shall give Subtenant a notice thereof (the "Reminder Notice") advising Subtenant that Subtenant is required to exercise its option with respect to the Extension Term in question by giving notice to Sublandlord within thirty (30) days from the giving of the Reminder Notice. If Subtenant shall fail to give the Exercise Notice within the 30-day period after the giving of the Reminder Notice, Subtenant's right to extend shall be conclusively deemed to have been waived and the Sublease Term shall not be extended beyond the established Sublease Expiration Date provided for under this Sublease. At the request of either party following the exercise of an appropriate option to extend, both parties agree to execute a confirmatory agreement confirming the extension and the newly extended Sublease Expiration Date and, if application, the Renewal Option Space however, neither Sublandlord's nor Subtenant's failure to execute or deliver any such instruments shall vitiate the effect of the provisions of this Article 19.

            Each of the Extension Terms shall be on the same covenants, terms, provisions and conditions as the initial Sublease Term (other than Section 1.03 hereof) except that (i) there shall be no right to renew this Sublease (a) beyond the Second Extension Term and Third Extension Term in the case of the First Extension Term, (b) beyond the Third Extension Term in the case of the Second Extension Term or (c) in the Third Extension Term and (ii) the Minimum Rent, prorated on a rentable square foot basis, for the applicable Extension Term shall be an amount equal to the Minimum Rent, prorated on a rentable square foot basis, payable by Sublandlord, as tenant under the Overlease, during the applicable Extension Period pursuant to Article 29 of the Overlease.

            Section 19.03 In the event Subtenant exercises an option described in Section 19.01 above and Sublandlord fails to exercise its option for the related Extension Term (as provided in Article 29 of the Overlease), then the Subtenant's option to renew shall be null and void.

                                   ARTICLE 20

                        SUBLANDLORD'S FAILURE TO PERFORM

            Section 20.01 In the event Sublandlord shall default in the performance of any obligation of Sublandlord under this Sublease to perform any service to or make any repair or alteration in the Leaseback Space and such default shall continue for a period in excess of thirty (30) days following the giving of written notice by Subtenant to Sublandlord (or, (A) if such default is of a nature that it cannot reasonably be cured within such 30-day period, if Sublandlord shall fail to commence the cure within such 30-day period and thereafter diligently pursue such cure to completion or (B) if such default is of an emergency nature, then such thirty (30) day period shall be reduced to a reasonable period given the circumstances of the default) and if such default shall impair Subtenant's ability to use the Leaseback Space for the conduct of its business, then, to the extent that such default can be cured by the performance of work entirely within the Leaseback Space, Subtenant may perform such work on Sublandlord's behalf and at Sublandlord's sole cost and expense. Any such work performed by Subtenant shall be performed in accordance with and subject to all of the terms, covenants and conditions of this Sublease except that Sublandlord's consent to such work and the plans and specifications for such work shall not be required. Sublandlord shall reimburse Subtenant, within thirty (30) days after delivery of an invoice, for Subtenant's costs and expenses plus interest at the Interest Rate charged from the date the costs and expenses were incurred by Subtenant until the date paid in full. In the event Sublandlord fails to reimburse Subtenant for Subtenant's costs and expenses, within such thirty-day period, Subtenant shall be entitled to offset the amount owed by Sublandlord against the next installment(s) of Rent.

                                   ARTICLE 21

                               HAZARDOUS MATERIAL

            Section 21.01 Obligation and Indemnity. Subtenant shall (a) not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Leaseback Space by Subtenant, its subtenants agents, employees, contractors or invitees, unless such Hazardous Material is necessary for the normal conduct of Subtenant's business and will be used, kept, stored and disposed of in a manner that complies with all Legal Requirements and the requirements of any insurance company insuring the Leaseback Space regulating any such Hazardous Material so brought upon or used or kept in or about the Leaseback Space during the Sublease Term. Subtenant hereby covenants that (i) the Hazardous Material will be used, kept, stored and disposed of in a manner that complies with all Legal Requirements regulating the use, storage and disposal of Hazardous Material and (ii) Subtenant shall discontinue such use and storage of Hazardous Material when such Hazardous Material is no longer necessary for normal conduct of Subtenant's business. Notwithstanding the preceding sentence Subtenant shall not generate, manufacture or produce any Hazardous Material on the Leaseback Space. If Subtenant breaches the obligations stated in the preceding sentences, or if the presence of Hazardous Material on or about the Leaseback Space during the Sublease Term results in contamination of the Leaseback Space or any surrounding properties or any water supplies, or if the presence of Hazardous Material injures or kills any person or damages any property of any person or entity, Subtenant shall indemnify, defend and hold Sublandlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, the cost of any required or necessary repair, clean-up and detoxification and all amounts expended to pay for any settlement of claims or threatened claims, reasonable attorneys' fees and expenses, consultant fees and expert fees) which arise during or after the Sublease Term as a result of such contamination. Without limiting the foregoing, if the presence of any Hazardous Material on or about the Leaseback Space caused or permitted by Subtenant results in any contamination of the Leaseback Space, any surrounding areas or any water supplies, Subtenant shall promptly take all actions at its sole expense as are necessary to return the Leaseback


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

Space, any surrounding properties or any water supplies, to the condition existing prior to the introduction of such Hazardous Material to them; provided that Sublandlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld or delayed.

            Subtenant shall be allowed to use, handle, store or dispose of products containing small quantities of Hazardous Material, which products are of a type customarily found in offices and households (such as aerosol cans containing insecticides, toner for copies, paints or paint remover), provided that Subtenant shall handle, store, use and dispose of any such Hazardous Material in a safe and lawful manner and shall not allow such Hazardous Material to contaminate the Leaseback Space.

Section 21.02 Intentionally Omitted.

            Section 21.03 Remedies, etc. In the event that Subtenant is in violation of its obligations contained in this Article 21 or in the event that Sublandlord reasonably believes that an environmentally hazardous condition exists in potentially exists on the Leaseback Space (or the surrounding properties if such condition is a result of or related to Subtenant's use, occupancy or activities in the Leaseback Space) then:

                  (a) Subtenant shall take immediate action to remedy such condition, including clean-up and removal of the Hazardous Material and the delivery of same to properly licensed locations for the disposal of the Hazardous Material,

                  (b) Sublandlord may itself remove the Hazardous Material in any way that Sublandlord deems appropriate without in any way eliminating or reducing Subtenant's liability or obligation to indemnify Sublandlord as set forth in Section 21.01. In the event that Sublandlord elects to remedy a hazardous condition pursuant to this subsection 21.03(b), then Subtenant shall, from time to time, pay to Sublandlord, as Additional Rent within thirty (30) days after demand, all reasonable amounts expended by Sublandlord in connection therewith, or

                  (c) Sublandlord may require that Subtenant immediately cease use and storage of such Hazardous Material if such continued use and storage shall materially increase the costs and expenses for which Subtenant is obligated to indemnify Sublandlord pursuant to Section 21.01 or entails a material risk of such increased cost or expense or if such continued use exposes Sublandlord to any risk of criminal liability.

            Section 21.04 Investigations. Subtenant shall promptly notify Sublandlord of any investigations, audits or legal action conducted or filed by or any subpoenas it receives from any Public Authority with respect to the Leaseback Space in connection with Hazardous Materials or Subtenant's business at the Leaseback Space. Subtenant shall send Sublandlord copies of all notices, filings, reports, etc. Subtenant receives or delivers to any Public Authority in connection with Hazardous Materials in respect of the Leaseback Space.

            Section 21.05 Material Default, Survival. Notwithstanding anything contained elsewhere in this Article 21, Subtenant's failure to comply with any provisions of this Article 21 within thirty (30) days after notice thereof from Sublandlord (or if the said failure complained of shall be of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, and if Subtenant shall not have diligently commenced curing such failure within such thirty


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

(30) day period, and if Subtenant shall not have diligently commenced curing such failure within such thirty (30) day period, and if Subtenant shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such failure) shall be deemed a material default by Subtenant enabling Sublandlord to exercise any of the remedies set forth in this Sublease. All provisions of this Article 21 shall survive the expiration or sooner termination of the Sublease Term.

            Section 21.06 Reference to Other Provisions. The provisions set forth in this Article 21 shall in no way be deemed to conflict with, restrict or in any way modify, the provisions set forth in Article 22 of this Sublease.

                                   ARTICLE 22

                                    INDEMNITY

            Section 22.01 Subtenant Indemnity. Notwithstanding that joint or concurrent liability may be imposed upon Sublandlord by a Legal Requirement, Subtenant will, except to the extent caused by the negligence or tortious act or omission of Sublandlord or any of Sublandlord's agents, officers, contractors, employees, servants, invitees, or any person (other than Subtenant) claiming by, through or under Sublandlord, indemnify and save harmless Sublandlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses ("Costs"), including, reasonable attorneys' fees and expenses, which may be imposed upon, or incurred by, or asserted against Sublandlord by reason of any of the following:

                  (a) any work or thing done by Subtenant in, on or about the Leaseback Space or any part thereof;

                  (b) any use, possession, occupation, condition, operation, maintenance or management of the Leaseback Space or any part thereof;

                  (c) any negligence or tortious act or omission on the part of Subtenant (or any subtenant thereof) or any of its (or its subtenant's) agents, contractors, servants, employees, or invitees;

                  (d) any accident, injury (including death) or damage to any person or property occurring in, on or about the Leaseback Space or any part thereof or;

                  (e) Subtenant's installation, maintenance, replacement, repair, operation and/or use (or acts or omissions in connection therewith) of the Roof Installations and all appurtenances thereto, including, without limitation, any damage resulting from water seepage through the roof or walls of the Building.

Subtenant upon notice from Sublandlord will, at Subtenant's expense, resist or defend such action or proceeding by counsel reasonably approved by Sublandlord, which approval shall not be unreasonably withheld or delayed. Counsel for Subtenant's insurer are hereby deemed approved, unless Subtenant has a right to approve such counsel, in which event Sublandlord shall also have the right to approve such counsel, such approval not to be unreasonably withheld or


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

delayed. Such obligations of Subtenant under this Article 22 as shall have accrued at the time of any termination of this Sublease shall survive any such termination.

            Section 22.02 Sublandlord Indemnity. Subject to the terms of this Sublease and the Overlease, Sublandlord will, except to the extent caused by the negligence or tortious act or omission of Subtenant, or any of Subtenant's agents, officers, contractors, employees, servants, invitees, or any person (other than Sublandlord) claiming by, through or under Subtenant, indemnify and save harmless Subtenant against and from all Costs, including, reasonable attorneys' fees, which may be imposed upon, or incurred by, or asserted against Subtenant by reason of any of the following:

                  (a) the use, condition, operation, conduct or management of the Demised Premises (but excluding therefrom the Leaseback Space during the term of this Sublease) or of any business therein, or any work or thing whatsoever done, or any accident, injury (including death), damage to any person or condition created in on or about the Demised Premises (other than anything done by Subtenant in the Leaseback Space) caused by Sublandlord's negligence or willful misconduct;

                  (b) any negligence or tortious act or omission on the part of Sublandlord or anyone (other than Subtenant) holding by, through or under Sublandlord or its or their partners, joint venturers, directors, officers, agents, employees or contractors; or

      Sublandlord upon notice from Subtenant will, at Sublandlord's expense, resist or defend such action or proceeding by counsel reasonably approved by Subtenant. Such obligations of the Sublandlord under this Article 22 as shall have accrued at the time of any termination of this Sublease shall survive any such termination.

                                   ARTICLE 23

                             NAME OF TOWER; SIGNAGE

            Section 23.01 Subject to the provisions of this Article 23 and in compliance with all Legal Requirements, then, for so long as no Default shall exist under this Sublease, Subtenant shall have the following rights to name the
Tower:

                  (a) the Tower may be designated as the "MetLife Tower", the "Metropolitan Life Insurance Company Tower", or any derivation of such name or the name of any successor to Metropolitan Life Insurance Company by merger, consolidation or sale of assets.

                  (b) If, in accordance with the provisions of Article 23 hereof, this Sublease shall be assigned or a portion of the Leaseback Space exceeding one hundred thirty thousand (130,000) rentable square feet shall be sublet for the balance of the Sublease Term, the Tower may be designated by the name of such assignee or subtenant, as the case may be, only if all of the following conditions are satisfied: (i) such assignee or subtenant shall be an Investment Grade Entity, (ii) such assignee or subtenant is in actual occupancy of at least one hundred thirty thousand (130,000) rentable square feet, and
(iii) Sublandlord's prior consent to such name shall have been obtained in writing, which consent shall not be unreasonably withheld or delayed. Sublandlord shall


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

not be deemed unreasonable if it withholds its consent because: (A) in Sublandlord's reasonable judgment, the reputation, character or business of such assignee or subtenant is below the standard of business entities for whom First-Class Office Buildings are customarily named, or (B) such assignee or subtenant is generally recognized as a "Competitor" as defined in Section 14.4(b) of the Overlease, of Sublandlord. Any dispute between Sublandlord and Subtenant regarding whether or not the foregoing conditions have been satisfied shall be resolved by arbitration in accordance with Article 21 of the Overlease.

            Section 23.02 The rights of Subtenant set forth in Section 23.01 hereof apply exclusively to the Tower, and nothing contained in the foregoing provisions of Section 23.01 hereof shall give Subtenant any rights whatsoever to name the South Building. In no event shall the Building address be changed from its current address, One Madison Avenue, New York, New York.

            Section 23.03 Provided that no Default shall exist under this Sublease, Subtenant shall have the right to install on the exterior walls of the Tower and in the Tower lobby signage plaques with the name of Subtenant and/or identification symbol or logo of Subtenant. The size, number and location of such signage plaques shall be appropriate and in keeping with the operation of a First-Class Office Building and shall not interfere with or adversely impact on the South Building. The foregoing signage rights shall inure to the benefit of any assignee or subtenant of Subtenant for whom the Tower shall be named pursuant to Section 23.01(b) hereof (for so long as such assignee or subtenant shall occupy at least 130,000 rentable square feet of the Long-Term Leaseback Space); provided that granting the foregoing rights to install signage on the Tower and in the Tower lobby to such assignee or subtenant will not jeopardize or risk or cause the loss of the Building's eligibility for abatement, deferral and/or reduction of taxes under the ICIP Laws.

            Section 23.04 In connection with a subletting of any of the Leaseback Space for retail purposes, Subtenant shall be permitted to allow and/or place exterior signage on the storefront of such retail space provided that all such retail signage shall be uniform for the Tower and shall harmonize with the retail signage program for the Retail Space in the South Building.

            Section 23.05 Notwithstanding anything to the contrary contained herein, Subtenant must comply with the provisions of Section 9.6(c) of the Overlease prior to installing any signage permitted under this Article 23.

                                   ARTICLE 24

                               ROOF INSTALLATIONS

            Section 24.01 Subject to Subtenant's compliance with the terms and provisions of this Sublease, Subtenant, and anyone claiming under or through Subtenant, shall have the right to erect, operate, remove, repair, replace and maintain microwave and satellite communications equipment or antennae as well as emergency generators and condenser water towers (the "Roof Installation") on the Roof Areas; provided (i) the installation and use of the Roof Installation would not (and does not) unreasonably interfere with use of the roof by Sublandlord pursuant to the Overlease, (iii) all such installations shall be alterations subject to the provisions of Article 14 hereof, and shall be installed and maintained in accordance with Legal Requirements. All Roof Installations shall be the personal property of Subtenant or anyone claiming under or through


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

Subtenant. For so long as both Subtenant hereunder and Sublandlord, as Tenant under the Overlease, shall exercise their concurrent renewal options, Subtenant shall not be obligated to remove the Roof Installation upon the expiration of the Sublease Term. If, however, Subtenant shall not exercise any renewal option hereunder for an Extension Term as to which Sublandlord shall have exercised its renewal option under the Overlease, or if the Sublease Term shall be terminated early by reason of Subtenant's Default hereunder, then in such events, Subtenant shall remove the Roof Installation (other than condenser water towers) at its sole cost and expense, and shall repair any damage to the Building and/or Building equipment resulting from such removal. All roofing and waterproofing related to the installation, repair, replacement and/or removal of the Roof Installation shall be performed by Subtenant, at Subtenant's cost. No Roof Installation may be visible from the ground unless such Roof Installation will not operate unless it is placed in a location where it will be visible from the ground, in which event (provided the same will not jeopardize or risk or cause loss of the Building's eligibility for abatement, deferral and/or reduction of taxes under ICIP Laws) it may be placed in a location on the Roof Areas, mutually and reasonably determined by Sublandlord and Subtenant, which permits such Roof Installation to operate and minimizes its visibility from the ground. Subtenant shall comply and remain in compliance with the FCC OET65 Rule.

            Section 24.02 The right to install and operate antennae, communications dishes or other equipment on the Roof Areas shall be on a first come, first served, basis. The use of the aggregate amount of Roof Areas shall be allocated between Sublandlord and Subtenant proportionate to the aggregate amount of space leased in the Building by each of Sublandlord and Subtenant. Subtenant shall not install or operate or permit anyone claiming by, through or under Subtenant to install or operate antennae, communications dishes or other equipment on the Roof Areas which will unreasonably interfere with the use or operation (including the reception and transmission of signals to and from the same) of other then existing antennae or communications dishes on the Roof Areas or other then existing roof installations of Sublandlord installed or made pursuant to the Overlease for similar purposes. Notwithstanding anything set forth in the Overlease, Sublandlord shall not install or operate or permit anyone claiming by, through or under Sublandlord to install or operate antennae, communications dishes or other equipment on the Roof Areas which will unreasonably interfere with the use or operation (including the reception and transmission of signals to and from the same) of other then existing antennae or communications dishes on the Roof Areas or other then existing roof installations of Subtenant.

            Section 24.03 Subtenant hereby indemnifies and agrees to hold Sublandlord harmless from and against any cost, expense, damage, obligation or liability to persons or property that may now or hereafter be incurred, expended or suffered by Sublandlord in any way arising from, occasioned by, or resulting from, Subtenant's installation, maintenance, replacement, repair, operation and/or use (or acts or omissions in connection therewith) of the Roof Installation and all appurtenances thereto, including, without limitation, any damage resulting from water seepage through the roof or walls of the Building.

            Section 24.04 Notwithstanding anything to the contrary contained herein, Subtenant must comply with the provisions of Section 9.6(c) of the Overlease prior to installing any Roof Installations permitted under this
Article 24.


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

                                   ARTICLE 25

                                    SURRENDER

            Section 25.01 Condition on Surrender. Upon the expiration or sooner termination of the Sublease Term, Subtenant shall surrender the Leaseback Space, broom clean to Sublandlord and, except for reasonable wear and tear, damage by fire, the elements or other casualty and condemnation, in good order, condition and repair, free and clear of all subtenants, lettings and occupancies other than those with respect to which Sublandlord has executed a non-disturbance agreement which is still in effect and of all liens and encumbrances other than those, if any, to which this Sublease is now subject or which may hereafter be created or consented to by Sublandlord or any person claiming by, under or through Sublandlord, other than Subtenant or any person claiming by, under or through Subtenant.

            Section 25.02 Removal of Specialty Alterations.

                  (a) Sublandlord shall have the right to elect to have Subtenant remove some or all of Subtenant's Specialty Alterations by giving written notice to Subtenant no earlier than twenty four (24) months prior to the Sublease Expiration Date and no later than twelve (12) months prior to the Sublease Expiration Date, provided the Term under the Overlease will continue for more than two (2) years after the Sublease Expiration Date. Upon such written request to Subtenant. Subtenant shall, at its sole cost and expense, remove such Specialty Alterations on or before the Sublease Expiration Date or sooner termination of this Sublease, restore the Leaseback Space to the condition existing prior to the installation of such Specialty Alterations and repair all damage to the Leaseback Space, if any, resulting from such removal.

                  (b) Notwithstanding the foregoing, Subtenant shall have the right to submit to Sublandlord plans and specifications for any Alteration (whether or not Sublandlord's approval thereof is required under Article 14 hereof) and request that Sublandlord deliver to Subtenant notice (the "Alteration Notice") stating whether or not such Alteration constitutes a Specialty Alteration which Subtenant would be required to remove pursuant to
Section 25.02(a). If Sublandlord shall have failed to respond to Subtenant's request for an Alteration Notice within twenty (20) Business Days after Subtenant shall have submitted Subtenant's written request therefor together with all applicable plans and specifications, then Subtenant shall have the right to give to Sublandlord a second notice (a "Second Alteration Request"), and if Sublandlord shall fail to respond to such Second Alteration Request within five (5) Business Days after Sublandlord's receipt thereof, then Sublandlord shall be deemed to have determined that such Specialty Alteration need not be removed at the end of the Sublease Term, provided and on condition that the Second Alteration Request shall specifically refer to this Section 25.02(b) and shall state in bold uppercase letters on the first page thereof "SUBLANDLORD SHALL BE DEEMED TO HAVE DETERMINED THAT THE ALTERATION DESCRIBED IN THE SUBMITTED PLANS AND SPECIFICATIONS NEED NOT BE REMOVED AT THE END OF THE SUBLEASE TERM IF SUBLANDLORD FAILS TO DELIVER A NOTICE TO SUBTENANT STATING WHETHER OR NOT SUBTENANT WILL BE REQUIRED TO REMOVE SUCH ALTERATION WITHIN FIVE
(5) BUSINESS DAYS AFTER THIS NOTICE SHALL HAVE BEEN GIVEN TO SUBLANDLORD." If Sublandlord delivers an Alteration Notice stating that the proposed Alteration is a Specialty Alteration which must be removed at the prior to the


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Expiration Date or sooner termination of this Sublease, Sublandlord shall not be required to deliver the notice set forth in Section 25.02(a) with respect to such Alteration, and Subtenant shall be required to remove such Specialty Alteration in accordance with Section 25.02(a).

            Section 25.03 Fixtures, etc. Subtenant shall remove its furniture, trade fixtures and trade equipment (not constituting part of the Leaseback Space) and other personal property at or prior to the expiration or termination of this Sublease and shall promptly repair any damage due to such removal.

            Section 25.04 Abandonment of Personal Property. Any personal property of Subtenant which shall remain in the Leaseback Space after the termination of this Sublease may, at the option of Sublandlord, be deemed to have been abandoned by Subtenant and either may be retained by Sublandlord as its property or be disposed of without accountability in such manner as Sublandlord may determine. Sublandlord shall not, at any time, be responsible for any loss or damage occurring to any property owned by Subtenant except to the extent caused by the negligence or willful misconduct of Sublandlord or any of Sublandlord's agents, contractors, employees or servants.

            Section 25.05 Limitation on Surrender. Section 25.02 shall only apply in the event that the Sublease Term shall terminate or expire and there shall be a period of more than two (2) years remaining on the Term of the Overlease. In the event that there shall be a period of two (2) years or less remaining on the Term of the Overlease, Subtenant have shall no obligation to remove any Specialty Alterations or to surrender the Leaseback Space in any condition other than broom clean and vacant, free and clear of all of its subtenants other than those with a non-disturbance agreement from Sublandlord (as provided in Section 13.11).

            Section 25.06 Survival. The provisions of this Article 25 shall survive the expiration or termination of this Sublease.

                                   ARTICLE 26

                                     NOTICES

            Section 26.01 Notices. Notice shall be given as provided in Article 24 of the Overlease except any notice to Subtenant hereunder shall be given at the address for the Landlord under the Overlease, and any notice to Sublandlord hereunder shall be given at the address for the Tenant under the Overlease.

                                   ARTICLE 27

                                     BROKER

            Section 27.01 Broker. Sublandlord represents that it has worked with no other broker other than CSFB Realty Corp. and Sublandlord shall pay the broker fee, if any, due to CSFB Realty Corp. pursuant to a separate agreement between Sublandlord and CSFB Realty Corp. Subtenant represents and warrants that it has worked with no other broker other than Insignia/ESG, Inc. and Subtenant shall pay the broker fee, if any, due to Insignia/ESG, Inc. pursuant to separate


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agreement between Sublandlord and Insignia/ESG, Inc. The parties hereto indemnify the other in accordance with Section 27.14 of the Overlease.

                                   ARTICLE 28

                                MECHANIC'S LIENS

            Section 28.01 No Mechanic's Liens Permitted. Subtenant shall not create, or suffer to be created or to remain, and shall discharge, any mechanic's, laborer's or materialman's lien which becomes a lien, encumbrance or charge upon the Building or any part thereof or the income therefrom. Nothing contained herein shall prevent the leasing by Subtenant of furniture or equipment in the Leaseback Space or the filing of security documents with respect to the same, in each event other than furniture and equipment, if any, paid for by Sublandlord, provided that no lien is created against the Leaseback Space or any interest therein.

            Section 28.02 Discharge. If any mechanic's, laborer's or materialman's lien shall at any time be filed against the Demised Premises or any part thereof, Subtenant, within thirty (30) days after notice of the filing thereof, shall cause such lien to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Subtenant shall fail to cause such lien to be discharged within such period, then, Sublandlord may, but shall not be obligated to, procure the discharge of such lien by deposit or by bonding. Any amount so paid by Sublandlord and costs and expenses incurred by Sublandlord in connection therewith, together with interest thereon at the Interest Rate, from the respective dates of Sublandlord's making of the payment or incurring of the cost and expenses, shall constitute Additional Rent payable by Subtenant under this Sublease and shall be paid by Subtenant to Sublandlord within thirty (30) days after written demand therefor.

            Section 28.03 No Lien Authorization. Nothing in this Sublease contained shall be deemed or construed in any way as constituting the authorization by, or consent or request of, Sublandlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman, architect or consultant for the construction or demolition of any improvement, the performance of any labor or services or the furnishing of any materials for any improvement, or alteration to or repair of the Leaseback Space or to give Subtenant any right, power or authority to contract or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Leaseback Space or any part thereof

                                   ARTICLE 29

                                  MISCELLANEOUS

            Section 29.01 No Oral Modifications. This Sublease may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

            Section 29.02 Entire Agreement. This Sublease constitutes the entire agreement between the parties and all representations and understandings have been merged herein.


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            Section 29.03 Successors and Assigns. This Sublease shall inure to the benefit of all of the parties hereto, their successors and (subject to the provisions hereof) their assigns.

            Section 29.04 No Merger of Title. There shall be no merger of this Sublease nor of the subleasehold estate created by this Sublease with the fee estate or any other leasehold or subleasehold estate in the Leaseback Space or any part thereof by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly, (a) this Sublease or the leasehold estate created by this Sublease or any interest in this Sublease or in any such leasehold estate, and (b) the fee estate or any other leasehold or subleasehold estate in the Leaseback Space or any part thereof or any interest in such fee estate or leasehold or subleasehold estate, and no such merger shall occur unless and until all persons, firms, corporations and other entities having an interest in or lien upon (i) this Sublease or the leasehold estate created by this Sublease and (ii) the fee estate or any other leasehold or subleasehold estate in the Leaseback Space or any part thereof shall join in a written instrument effecting such merger and shall duly record the same.

            Section 29.05 Survival of Indemnities. Any provisions of this Sublease which contain obligations of either Sublandlord or Subtenant to indemnify the other party hereto and its respective directors, officers, shareholders, employees and agents, shall survive the expiration or other termination of the Sublease Term.

            Section 29.06 No Recourse by Sublandlord. No disclosed or undisclosed officers, shareholders, principals, directors, employees, members or servants of Subtenant shall be personally liable for the performance of Subtenant's obligations under this Sublease. No disclosed or undisclosed officers, shareholders, principals, directors, employees, members or servants of Sublandlord shall be personally liable for the performance of Sublandlord's obligations under this Sublease.

                                   ARTICLE 30

                               INCORPORATED TERMS

            Section 30.01 Incorporated Terms. Except as herein otherwise expressly provided and the obligation to pay Rent under the Overlease, all of the terms, covenants, conditions and provisions in the Overlease are hereby incorporated in, and made a part of this Sublease, and such rights and obligations as are contained in the Overlease are hereby imposed upon the respective parties hereto with the same force and effect as if set forth in full herein. For this purpose "Landlord," "Tenant," "Lease," or "Demised Premises" appearing in the Overlease shall be deemed to refer in this Sublease to "Sublandlord," "Subtenant," "Sublease," and "Leaseback Space." If the Overlease shall be terminated for any reason during the term hereof then and in that event this Sublease shall thereupon automatically terminate and Sublandlord shall have no liability to Subtenant by reason thereof.

            Section 30.02 Excluded Provisions. For the purposes of this Sublease, the following provisions from the Overlease shall be excluded from this Sublease and all references in the Overlease to the aforesaid Sections, Articles or Exhibits of the Overlease shall not be deemed incorporated in or made a part hereof: Section 1.1(g), Section 1.1(h), Section 1.1(i), Section 1.1(v),


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Section 1.1(y), Section 1.1(aa), Section 1.1(dd), Section 1.1(ll), Section 1.1
(oo), Section 1.1 (pp), Section 1.1(qq), Article 2, Article 3, Article 4,
Article 5, Section 6.4, Section 6.5, Section 6.6, Article 7 (other than Section
7.2 and Section 7.7), Article 8, Article 9, Article 10, Article 11, Article 12,
Article 13, Article 14, Article 15, Article 16, Article 17, Article 18, Article 19, Article 26, Section 27.5, Section 27.10, Section 27.16, Section 27.19,
Section 27.21, Section 27.22, Section 27.24, Section 27.25, Section 27.26,
Article 28, Article 29, Article 30, Article 31, and Article 32. Section 7.1 of the Overlease is incorporated in this Sublease only for the purpose of identifying Sublandlord's Required Insurance.

            Section 30.03 No Termination Incorporated. No event giving OverLandlord under the Overlease the right or option to terminate the Overlease shall be deemed to create an equivalent right of Sublandlord to cancel or terminate this Sublease unless or until Landlord under the Overlease shall exercise such right or election with respect to the Overlease.

            Section 30.04 No Overlease Default. Any default by Subtenant under this Sublease which would give rise to a concomitant default under the Overlease shall not constitute a default by Sublandlord under the Overlease.


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            IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.


                                           CREDIT SUISSE FIRST BOSTON
                                           (USA), INC., Sublandlord

                                           By: /s/ Anthony F. Daddino
                                              ----------------------------------
                                                    Anthony F. Daddino
                                               Chief Administrative Officer


                                           METROPOLITAN LIFE INSURANCE
                                           COMPANY, Subtenant

                                           By: /s/ W. Mark Kenney
                                              ----------------------------------
                                                    W. Mark Kenney
                                                Assistant Vice President